      As filed with the Securities and Exchange Commission on June 4, 2004
    -------------------------------------------------------------------------
                                               SEC File # 333-116177
        -----------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                   FORM F-1/A
                                 Amendment No. 1

                             REGISTRATION STATEMENT
                                    Under the
                             SECURITIES ACT OF 1933
                             ----------------------

                           EMISSION DIFFERENTIALS LTD.
                 (Name of Small Business Issuer in its Charter)

          Alberta, Canada                  8990               2011033244
  --------------------------------   -----------------     ----------------
  (State or other Jurisdiction of    (Primary Standard    (Corp. Access No.)
   Incorporation or Organization)     Industrial
                                      Classification
                                      Code Number)

                           EMISSION DIFFERENTIALS LTD.
                          Suite 1250, 520-5th. Ave., SW
                        Calgary, Alberta, T2P 3R7, Canada
                               Tel: (403) 461-8425
                   ------------------------------------------
                   (Address of Principal Place of Business or
                      Intended Principal Place of Business)

                          Suite 1250, 520-5th. Ave., SW
                        Calgary, Alberta, T2P 3R7, Canada
                               Tel: (403) 461-8425
            ---------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                          Copies of Communications to:

    Michael J. Morrison, 1495 Ridgeview Drive, Suite 220, Reno, Nevada 89509
                                Tel: 775-827-6300

        Approximate date of commencement of proposed sale to the public: as soon as possible after this Registration Statement is effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

============  ==========    ================  =================  ============
  Title of
 Securities     Amount         Proposed           Proposed         Amount of
   to Be        to be       Maximum Offering  Maximum Aggregate  Registration
Registered    Registered    Price Per Share    Offering Price         Fee (1)
------------  ----------    ----------------- -----------------  ------------

Common Stock   6,000,000 (2)       $.0022          $13,200.00         $ 5.07
Common Stock
 subject to
 exercise of
 Warrants      3,000,000 (3)      $0.05            $150,000.00        $19.00
Warrants to
Purchase
Common
Stock          6,000,000            $0                     $0         $0
                                                                    Total $24.07
============  ==========    =================  =================  ============

(1)   Calculated pursuant to Rule 457(a);
(2) This Common Stock was previously issued in April, 2004, at a price of approximately US$0.0022 per share;
(3) Each of the 6,000,000 shares of previously issued Common Stock subject of this prospectus has a warrant attached to purchase common stock on the basis of two (2) warrants plus US$0.05 are convertible into one share of Common share of the Company at any time within 12 months from the effective date of this prospectus. Shares to be issued pursuant to warrant exercise are registered under this prospectus.

                              ----------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        Date of Prospectus August__, 2004

                                   PROSPECTUS

6,000,000 SHARES OF EMISSION DIFFERENTIALS LTD. COMMON STOCK ($0.001 PAR VALUE)
                                       and
 6,000,000 WARRANTS TO PURCHASE 3,000,000 SHARES OF EMISSION DIFFERENTIALS LTD.
                         COMMON STOCK AT $0.05 PER SHARE
                                       and
            3,000,000 SHARES OF COMMON STOCK UNDERLYING THE WARRANTS

         All of the 6,000,000 shares of Common Stock and 6,000,000 Warrants to purchase shares of Common Stock of Emission Differentials Ltd., an Alberta, Canada corporation ("EDL"), and the 3,000,000 shares of Common Stock underlying the 6,000,000 Warrants, offered hereby are being offered by Puroil Technology Inc.

         Puroil Technology Inc., an Oregon corporation, the selling shareholder, is a venture capital company which owns 18,000,000 fully-paid shares of the common stock of Emission Differentials Ltd.,

representing 100% of the issued and outstanding shares of EDL.

 -------------------------------------------------------------------------------
   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR PROVINCIAL
      SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES
           OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
   THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK, AND PROSPECTIVE PURCHASERS
       SHOULD BE PREPARED TO SUSTAIN THE LOSS OF THEIR ENTIRE INVESTMENT.
                    (SEE "RISK FACTORS" BEGINNING ON PAGE 9.)
--------------------------------------------------------------------------------
                      Price to the Public          Proceeds to the Company
                      -------------------       -----------------------------
Common Stock                $0.00                          None
Warrants                    $0.00                          None
Common Stock underlying
Warrants                    $.05                         $150,000
                                                (assuming all are exercised)


                The date of this Prospectus is August __, 2004,

                                TABLE OF CONTENTS

Prospectus Summary ......................................................    7
Questions and Answers Regarding This Distribution .......................   10
Risk Factors ............................................................   12
Use of Proceeds .........................................................   17
Determination of Offering Price .........................................   17
Dilution ................................................................   18
Selling Shareholders ....................................................   19
Plan of Distribution ....................................................   19
Legal Proceedings .......................................................   23
Directors, Executive Officers, Promoters and Control Persons ............   24
Security Ownership of Certain Beneficial Owners and Management ..........   25
Description of Securities ...............................................   25
Interest of Named Experts and Counsel ...................................   30
Disclosure of Commission Position on Indemnification
  for Securities Act Liabilities ........................................   32
Information Regarding Forward-Looking Statements ........................   32
Organization within Last Five Years .....................................   33
Description of Business .................................................   34
Management's Discussion and Analysis ....................................   43
Description of Property .................................................   43
Certain Relationships and Related Transactions ..........................   44
Market for Common Equity and Related Stockholder Matters ................   44
Executive Compensation ..................................................   45
Financial Statements ....................................................   F-1
Changes In and Disagreements With Accountants
  on Accounting and Financial Disclosure ................................   45
Additional Information ..................................................   45

Why You Were Sent This Document
-------------------------------

Puroil Technology sent you this document because you were an owner of Puroil Technology common stock on April 1, 2004. Holders of record of Puroil Technology common stock, as of the close of business on April 1, 2004, will be entitled to receive a pro rata distribution on the basis of 90% (5,400,000 shares) of EDL shares being distributed to Puroil's Class A Preferred shareholders and 10% (600,000 shares) of EDL's shares being distributed to Puroil's common shareholders. The Puroil common shareholders will receive 1 share of the EDL common stock for each five shares of Puroil Technology Inc. common stock held. The Puroil Class A Preferred shareholders will receive 5,400 shares of the EDL common stock for each Class A Preferred share held.

Puroil shareholders will also be entitled to receive a pro rata distribution of 6,000,000 EDL share purchase Warrants on the same percentage basis described above. Thus, 90% of the Warrants (5,400,000 Warrants) will be distributed to Puroil's Class A Preferred shareholders and 10% of the Warrants (600,000 Warrants) will be distributed to Puroil's common shareholders.

No action is required on your part to participate in the Distribution, and you are not required to pay cash or other consideration to receive your Emission Differentials Ltd. Inc. shares. No stockholder approval of the Distribution is required or sought.

This document describes Emission Differentials Ltd.'s business, how this transaction benefits Puroil Technology's stockholders and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the Emission Differentials Ltd. shares that you will receive in the Distribution. You should be aware of certain risks relating to the Distribution and Emission Differential Ltd.'s business, which are described in this document beginning on page 9. This entire prospectus and our consolidated financial statements and related notes should be read carefully. There is more detailed information located in other places in this prospectus. Unless the context requires otherwise, 'we', 'us', 'our' and similar terms, as well as "EDL", refer to Emission Differentials Ltd.

The purpose of the spin-off of Puroil's EDL subsidiary and the registration of the EDL securities that are the subject of this registration statement is to begin the process of providing the potential for future access to the public financing markets that would be accessed in the case where EDL management had determined, in their sole discretion, that it would be beneficial for EDL, and the EDL shareholders, to do so. There are no specific additional financing plans at this time and there are no plans that specifically contemplate the need for additional financing at this time. The existence of a public market will probably benefit Mr. Durward, who is our President and who owns approximately 91.7% of Puroil. The amount of type of potential benefit to Mr. Durward cannot be accurately predicted at this time.

No action is required by Puroil shareholders to participate in the Distribution, and they are not required to pay cash or other consideration to receive their Offered Stock. No stockholder approval of the Distribution will be required or sought.

This document describes EDL's business, how this transaction affects Puroil's stockholders and provides other information to assist in evaluating the benefits and risks of holding or disposing of the Emission Differentials Ltd. Offered Stock that will registered and distributed in the Distribution. There are certain risks relating to the ownership of shares and Emission Differentials Ltd.'s business, which are described in this document beginning on page 8. This entire prospectus and our consolidated financial statements and related notes should be read carefully. There is more detailed information other places in the prospectus. Unless the context requires otherwise, 'we', 'us', 'our' and similar terms, as well as "EDL", refer to Emission Differentials Ltd., an Alberta corporation.

PROSPECTUS SUMMARY
Summary

The following is a summary of certain information contained in this document. While this summary provides an accurate description of all material information included in this document, it is qualified in its entirety by the more detailed information and financial statements contained elsewhere in this document. The summary also addresses various questions that you may have about the pro rata distribution to Puroil Technology stockholders of 6,000,000 shares of Emission Differentials Ltd. common stock owned by Puroil Technology and 6,000,000 Warrants to purchase 3,000,000 common shares of Emission Differentials Ltd. at $0.05 per share. We refer to this distribution in this document as the "Distribution." Following this Summary are a series of questions and answers which we believe most readers will find useful relative to Emission Differentials Ltd., and this Distribution of its shares to the shareholders of Puroil Technology Inc. We encourage you to read them carefully so you may have a clearer understanding of the how this effects you, and especially the section entitled "Risk Factors".

Our Company Emission Differentials Ltd. ("EDL") was incorporated in Alberta, Canada on April 20, 2004, subject to the Business Corporations Act (Alberta). Our business address is Suite 1250, 520-5th. Ave. SW, Calgary, Alberta, T2P 3R7. Our telephone number is (403) 461-8425, our Fax number is (403) 206-2439.

                                  Our Business

EDL has been in the development stage since its formation on April 20, 2004. The Company plans to become a consolidator, or "aggregator", and trader of emission reduction credits ("ERC's") issued to companies or entities ("emitters") which generate and emit so-called "greenhouse gases", into the atmosphere.

Management believes that greenhouse gases consist primarily of Carbon Dioxide, Methane, Nitrous Oxide, Carbon Monoxide and that examples of types of companies that emit or generate greenhouse gases are as follow:

          1. Cement
          2. Electricity generation
          3. Industrial Chemicals
          4. Coal Mines
          5. Refined Petroleum and Coal products
          6. Crude petroleum and natural gas
          7. Pipeline transport
          8. Primary steel
          9. Iron mines

EDL has no website at present but does plan to produce a website during its initial ERC location and marketing phase as set out in the "Milestones" section of this prospectus.

Management believes that ERC's can be traded between these companies and entities either directly or through intermediaries, such as our company plans to be.

Our activities during the development stage have included corporate formation, stock issuance, and work on development of our operating plans. No revenue producing activities have yet commenced.

                                  The Offering

Securities Offered(1)....  This prospectus covers the distribution of 6,000,000 shares of Common Stock by Puroil Technology Inc., which constitutes 33.3% of the common stock of EDL outstanding at the date of this prospectus.

No funds are being raised.

Warrants to purchase 3,000,000 shares of Emission Differentials Ltd. Common stock are also being distributed at no cost to shareholders of Puroil Technology Inc. Common Stock and Class A Preferred Stock. The Warrants entitle the holder to purchase one share of the Common Stock of the Company for two common stock purchase Warrants, plus $0.05. There is no independent value attributed to the Warrants, and the exercise price is subject to adjustment in certain circumstances, at any time commencing on the date of this offering and until one year from the effective date of this Prospectus. The Company shall have the right to redeem the Warrants at any time prior to their conversion upon not fewer than sixty (60) days' written notice to the Warrant holder. The Company may call either the Warrants in whole or in part, or may call varying parts of the Warrants at any one time. If a call is made in part, the Warrants called shall be determined by lot. The redemption price for the Warrants shall be $.0001 for each Warrant. The Warrants may only be redeemed by the Company at any time after the Common Stock of the Company publicly trades at a bid price above $.06 (subject to adjustment by the Company) for a period of ten (10) consecutive trading days.

Number of Shares of Class A Voting Common Shares:

   Authorized ............ Unlimited shares
   Outstanding ........... 18,000,000 shares without exercise of any Warrants
                           21,000,000 share with exercise of all Warrants


Number of Shares of Class A Non-voting Preferred Shares:

   Authorized ............ Unlimited
   Outstanding ........... None

Warrants to be Outstanding After the
  Offering ............... 6,000,000 Warrants

Risk Factors ............. The common shares of Emission Differentials Ltd.
                           involve a very high degree of risk. You should carefully review and consider all of the factors described in detail under the section entitled "Risk Factors".


                          Summary Financial Information

The following tables set forth, for the periods indicated, selected financial information for Emission Differentials Ltd.

SUMMARY BALANCE SHEET DATA:

                                                       April 30,
                                                         2004
                                                       ---------
Current Assets:                                        $  40,000
Other Assets:                                          $       0
Total Assets:                                          $  40,000

Total Liabilities:                                     $       0
Shareholders Equity                                    $  40,000

SUMMARY STATEMENT OF OPERATIONS DATA:

                                                   For the Period from
                                               April 20, 2004 (Inception)
                                                           to
                                                     April 30, 2004
                                                     --------------
Revenue                                                $        0
Total Income                                           $        0
Expenses                                               $      230
Net Loss Per Share:                                    $0.0000127
--------------------------------------------------------------------------------

               QUESTIONS AND ANSWERS REGARDING THIS DISTRIBUTION

Q1: What is the Distribution?

A1: The Distribution is the method by which Puroil Technology will distribute shares held by it in Emission Differentials Ltd., resulting in Emission Differentials Ltd. becoming a publicly-held company with 103 shareholders. Following the completion of the Distribution, Emission Differentials Ltd. will comply with the periodic filing requirements of the Securities Exchange Act of 1934. This means that shareholders will have access to audited financial information at the conclusion of each fiscal year.

We intend to continue to file periodic reports if on the last day of any fiscal year, we have assets of less than $10 million and our shares are held by less than 500 record holders.

According to the terms of the Distribution, Puroil Technology will distribute to its stockholders, as of the close of business on April 1, 2004, as a dividend, on the basis of 90% (5,400,000 shares) of the EDL shares being distributed to Puroil's Class A Preferred shareholders and 10% (600,000 shares) of EDL's shares being distributed to Puroil's common shareholders. The Puroil common shareholders will receive one share of the EDL common stock for each five shares of Puroil Technology Inc. common stock held. The Puroil Class A Preferred shareholders will receive 5,400 shares of the EDL common stock for each Class A Preferred share held. Fractional shares will be rounded up. Of the shares distributed, 3.09% will be distributed to shareholders who are considered affiliates of Puroil Technology, and 96.91% will BE distributed to shareholders who are not considered affiliates of Puroil Technology.

Additionally, Puroil will distribute 6,000,000 Warrants to purchase 3,000,000 shares of Emission Differentials Ltd. Common stock on the basis of two Warrants plus $0.05 for one share of Common Stock for a period of one year, commencing on the effective date of this prospectus. Puroil will distribute these Warrants for no consideration to shareholders of Puroil Technology Inc. Common Stock and Class A Preferred Stock on the basis of one Warrant for each 5 shares of Puroil common stock held and 2,700 Warrants for each share of Class A Preferred stock held. If some or all of these Warrants are exercised, EDL will receive the cash proceeds from the exercise which will be used for general working capital purposes in its business.

There is currently no trading market for Emission Differentials Ltd.'s shares of Common Stock or for the Warrants to be issued, and no assurances can be given that a trading market will ever develop for either the shares or the Warrants.

Q2: What is Emission Differentials Ltd.?

A2: Emission Differentials Ltd. is a development stage company which was incorporated on April 20, 2004 in Alberta, Canada, as a wholly-owned subsidiary of Puroil Technology Inc. The Company plans to become a global consolidator, or "aggregator", of emission reduction credits ("ERC's") issued to, or generated by, companies or entities ("emitters") which emit so-called "greenhouse gases", into the atmosphere. By reducing the levels of such emissions, emitters will be able to generate ERC's which we anticipate could then be sold or traded to other emitters worldwide which may find it more economically feasible to purchase such ERC's from other emitters than to reduce emissions which they themselves produce. The Company's activities during the development stage have included corporate formation, stock issuance, and work on development of its operating plans. No revenue producing activities have yet commenced.

Q3: What is the tax effect of the Distribution?

A3: Dividends and distributions received are taxable as ordinary income for federal income tax purposes pursuant to Section 311 of the Internal Revenue Code provided that Puroil Technology has current or accumulated earnings and profits. The fair market value of Emission Differentials Ltd.'s shares will be established by trading that we anticipate will develop subsequent to the Distribution, but there is no assurance that a trading market will ever develop or that our shares will ever trade.

The foreign, state and local tax consequences of receiving the distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor.

Q4: What happens to Puroil Technology shares after the Distribution?

A4: Immediately after the Distribution, Puroil Technology's common stockholders will still own their shares of Puroil Technology common stock and all Class A Preferred shares of Puroil will be canceled. Shares of Puroil Technology common stock will represent stockholders' interests in the business of Puroil Technology, and shares of Emission Differentials Ltd. common stock that stockholders receive in the Distribution will represent their interests in the business of Emission Differentials Ltd. Puroil Technology will continue to own 12,000,000 shares of EDL restricted Common Stock after the Distribution.

Q5: What does a Puroil Technology stockholder need to do now?

A5: Puroil Technology stockholders do not need to take any action. The approval of the Puroil Technology stockholders is not required to effect the Distribution, and Puroil Technology is not seeking a proxy from any stockholders. Puroil Technology stockholders should not send in their Puroil Technology share certificates to effect the Distribution. Puroil Technology stockholders will automatically receive their shares of Emission Differentials Ltd. Common Stock and purchase Warrants shortly following the Distribution.

Q6: Where can Puroil Technology stockholders get more information?

A6: Puroil Technology stockholders with additional questions related to the Distribution should contact Mr. James Durward, the President of Puroil Technology Inc., at Puroil Technology, Inc., Suite 1250, 520-5th. Ave. SW, Calgary, Alberta, T2P 3R7. The telephone number is (403) 461-8425, and the Fax number is (403) 206-2439.

                           FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements by the registrant based on its current expectations about its business and its industry. You can identify these forward-looking statements when you see words such as "EXPECT," "ANTICIPATE," "ESTIMATE", "INTEND", and other similar expressions.

The Registrant undertakes no obligation to publicly update any forward-looking statements for any reason, even in the event new information becomes available or other events occur in the future, after the date of this registration statement.

Unless otherwise indicated, all references to "Dollars", "$" or "US$" refer to U.S. dollars

RISK FACTORS

There are material risks in an investment in our Company. These risks are: RISKS RELATED TO OUR BUSINESS

         (1) EMISSION DIFFERENTIALS LTD. IS A START-UP COMPANY AND SUBJECT TO ALL THE RISKS OF A NEW BUSINESS, WHICH MAY MAKE ITS LONG TERM SURVIVAL QUESTIONABLE.

The company is very small and only recently has it begun exploring development possibilities.

Our operations to date have been limited to establishing the Company, its business plan, and conducting an informal market survey that was primarily based on Internet searches. We have generated no revenues to date.

Since we are just starting our proposed operations the investor is at risk that this new business may never be able to make a profit or take a very long time to do so. Official U.S. Government statistics indicate that less than 50% of new businesses survive more than five years.

         (2) LACK OF MANAGEMENT EXPERIENCE IN THE PROPOSED BUSINESS OF EDL MAY RESULT IN UNSATISFACTORY PERFORMANCE OR COMPLETE FAILURE OF THE COMPANY.

Because our management has no direct experience in the type of business which are planning to operate, investor funds may be at high risk of loss due to this inexperience of the officers and directors who will be making business decisions. This lack of experience may result in their inability to run a successful business. There is no assurance that Emission Differentials Ltd. will ever produce earnings. (See "Business" and "Management.")

         (3) OUR BUSINESS MAY NOT GENERATE SUFFICIENT REVENUES AND PROFITS TO COVER EXPECTED EXPENDITURES IN THE FORESEEABLE FUTURE. ADDITIONAL FUNDS MAY BE NEEDED AND MAY NOT BE AVAILABLE UNDER REASONABLE TERMS, WITH POTENTIALLY ADVERSE CONSEQUENCES.

As of the date of this prospectus, EDL has received no revenues from its proposed business and none are expected in the foreseeable future. Without additional capital, either from profits generated through our business, or from new equity invested in our Company, the survival of EDL may be at risk. The balance sheet for the period ended April 30, 2004, shows a stockholder's equity of $39,770 and working capital of $39,770. Since incorporation on April 20, 2004, our parent company has been our only source of capital. We estimate that our operating costs over the next twelve months will not exceed $2,000 monthly. If we are not able to generate profits from the operations of our business, we may need to raise additional capital. There is no assurance that we will be able to raise sufficient capital to meet our continuing needs, under terms we would consider to be acceptable. If we are unable to obtain additional financing as may be required in the future, we may not be able to implement our business and growth strategies, respond to changing business or economic conditions, withstand adverse operating results, consummate possible acquisitions or compete effectively in our marketplace. There can be absolutely no assurance that we will be successful in achieving sustained profitability or of even achieving profitability, or any of our financial objectives, for that matter.

         (4) THE POTENTIAL MARKET FOR OUR SERVICES MAY NOT DEVELOP AS WE EXPECT AND/OR WE MAY NOT BE ABLE TO ACHIEVE THE LEVEL OF REVENUES WE REQUIRE IN ORDER TO REACH PROFITABILITY OR TO EVEN CONTINUE TO OPERATE.

With little or no revenues EDL may not be able to continue in operation. The proposed plan for acquiring, consolidating and selling ERC's has inherent risks. The plan appears to be new and untried and we cannot accurately predict the acceptance of our proposed plan in the marketplace, or the time frame in which any revenues will be achieved. We have informally researched the market to get an indication of the potential but the possible results of how we may be able to participate are unpredictable at this time.

         (5) OTHER COMPANIES ARE ALREADY ENGAGED IN OUR PROPOSED BUSINESS AND WE EXPECT THAT MORE COMPANIES MAY ENTER THIS MARKET IN THE FUTURE AS THE POTENTIAL BECOMES EVIDENT, WHICH MAY MAKE IT DIFFICULT FOR US TO COMPETE OR EVEN TO SURVIVE.

It is reasonable to expect that most, if not all, of these competitors may be better capitalized and perhaps better established and connected in the those industries and regulatory circles which will be involved the generation and approval of ERC's. As a result it may be very difficult for Emission Differentials Ltd. to compete and make a profit in its proposed business. The entire industry within which the Company intents to operate is in its infancy and may not develop to the point where any company can become profitable.

Emission credit trading is a relatively new concept and management knows of no public companies breaking out financial results of such trading. As such, the Company is relying solely on management's general business experience to make correct business decisions based on only small amounts of data. The availability of only small amounts of data makes decision making inherently risky and could result in poor business decisions, further resulting in failure of the Company.

         (6) OUR INFORMAL MARKET STUDY MAY PROVE INCORRECT ABOUT THE MARKET FOR ERC'S AND/OR OUR ABILITY TO PARTICIPATE IN THIS MARKET, AS WE EXPECT, RESULTING IN POSSIBLE FAILURE OF OUR COMPANY.

The evaluation of the market for ERC's has been done solely by our officers and Directors and is based solely on Internet-based reviews of emissions-related websites. Some of the web sites reviewed are:

     www.natsource.com
     www.co2e.com
     http://www.ghgonline.org
     http://www.platts.com/Electric%20Power/Resources/News%20Features/emissions/
          kyoto.html
     http://www.cop3.org
     http://www.climatechangecentral.com

In evaluating the market for ERC's, management regularly follows trends reported on these sites and analyses the trends in an attempt to determine potential size of the ERC market as well as the reviewing the financial mechanisms and pricing being used to evaluate and transact emission credits. Management's analysis could be completely wrong and this could cause the company to fail, resulting in a loss of all investors investment.

No independent analysis or study of either the market for ERC's, the regulations effecting the generation and trading or ERC's, or our ability to compete in such market has been done by any independent experts engaged by EDL.

EDL plans to issue shares of its common stock to arms-length parties in return for ERC's that they have generated or will generate. The amount of shares involved in any ERC transactions will be subject to negotiation between EDL and the ERC originator at the time the transaction is closed. Any securities issued pursuant to these contemplated trades will not be tradable until a registration statement have been filed whereby those exchanged shares will be registered. In our informal market research, and in ordedre to provide a basis for an opinion, James Durward, our President, has viewed, and continues to regularly review, emissions-related web sites such as Greenhouse Gas Online at http://www.ghgonline.org and www.Natsource.com and www.CO2e.com. There is no assurance that Mr. Durward has made accurate determinations and incorrect determinations by Mr. Durward could cause the Company to fail, resulting in investors losing their entire investment.

The investor is at risk if the our studies have overestimated the market, underestimated the difficulty of EDL being able to participate in this market and to generate a profit, or both.

         (7) WE MAY BE LIABLE FOR THE FAILURE OF PARTIES TO ERC TRADES, TO FULFILL THEIR CONTRACTS, RESULTING IN POSSIBLE LEGAL COSTS WHICH COULD PUT US OUT OF BUSINESS.

Although EDL will not be involved in generating or using ERC's, and despite any provisions to the contrary, in the agreements related to the purchase and sale of ERC's by the principal's involved, it is possible that disputes could arise between buyers and sellers which could result in EDL being named in litigation. EDL presently has no liability insurance coverage for such contingencies and we do not anticipate acquiring any in the future. If we are involved in any litigation resulting from our participation on ERC trades, it is possible that we could be forced to expend substantial sums on legal fees even if there is no basis for naming EDL as a defendant and even if we ultimately win in any such litigation. There can be no assurance that any decision will not result in consequent loss to us and, therefore, to our investors and shareholders. (See Business.")

         (8) WE ARE COMPLETELY DEPENDENT ON THE SKILLS, TALENTS AND EXPERIENCE OF OUR MANAGEMENT FOR THE DEVELOPMENT OF OUR BUSINESS, WHICH MAY NOT BE ADEQUATE ENOUGH TO ENSURE OUR FUTURE SUCCESS, AND MAY RESULT IN FAILURE OF THE BUSINESS.

The current management are the only personnel available to develop and implement our proposed business and it is probable that we would not have sufficient capital to hire personnel to continue this work should management for any reason cease or be unable to continue to work.

James Durward, our President, is solely responsible for all management decisions and since he controls 91.7% of Puroil Technology Inc., which, in turn, owns 66.7% of our stock, he is effectively our controlling shareholder.

Without personnel to replace officer and director management, the company could not continue to operate.

Management has no experience in the emissions trading business and management is relying solely on its Internet-based web site reviews as disclosed above.

The present management acquired its controlling interest in Emission Differentials Ltd. on April 20, 2002 by virtue of management's controlling interest in Puroil Technology Inc. and Puroil Technology Inc.'s 100% ownership of Emission Differentials Ltd. at that time. (See "Certain Transactions.")

         (9) INVESTORS AND SHAREHOLDERS HAVE LITTLE SAY IN THE MANAGEMENT OF THE COMPANY WHICH COULD MAKE IT DIFFICULT FOR THEM TO MAKE CHANGES IN OPERATIONS OR MANAGEMENT.

The officers and directors and major shareholders will own 64.2% of the Company's common stock, assuming none of the Warrants are exercised, and will be in a position to continue to control the Company. Such close control may be risky to the investor because the entire Company's operation is dependent on a very few people who could lose their ability, or interest in pursuing the company's operation.

James Durward, our President, controls 91.7% of Puroil Technology Inc., which, in turn, owns 66.7% of our stock, which means that he is effectively our controlling shareholder and effectively controls all aspects of EDL. Mr. Durward effectively makes all EDL management decisions. Ryan Sayers, our other Director, holds no EDL stock and provide a very limited amount of input on the operations of the Company.

         (10) POSSIBLE CONFLICTS OF INTEREST IN MANAGEMENT COULD POTENTIALLY HAVE AN ADVERSE EFFECT UPON THE OPERATIONS OF THE COMPANY AND THE VALUE OF OUR STOCK.

Since there is a common member of the board of directors of both EDL and Puroil Technology Inc. (James Durward) and the companies have a common officer (James Durward), there may arise conflicts of interest in his duties to the individual companies, which could potentially have an adverse effect upon the operations of the Company and the value of its stock. Immediately after the distribution, both companies will have common shareholders, and James Durward is the controlling shareholder.

For example, Mr. Durward may direct Puroil to fund a business that competes directly or indirectly with EDL, which direction could cause the EDL competitor to force EDL out of business resulting in a total loss of the investors investment. In another example, Mr. Durward could obstruct any EDL future financing attempts which, in the case where additional financing was needed, could cause EDL to fail. Mr. Durward owns 91.7% of the stock of Puroil and Puroil owns 66.7% of EDL. Mr. Durward also will own an additional 550,400 shares of EDL after the distribution. This means that Mr. Durward, directly and indirectly, owns or controls approximately 11,554,400 shares(64.2%)of EDL.

Mr. Durward, our President, Chief Financial Officer, and Director has similar capacities in other companies and will not be able devote his full time to EDL and this may result in poor management and corporate performance overall. Because of his other obligations, Mr. Durward could neglect EDL to the point that EDL goes out of business, resulting in a total loss of investor funds.

         (11) OUR OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY AND INDEMNITY RIGHTS, WHICH MAY MAKE IT DIFFICULT FOR PERSONS WHO INTEND TO SUE THEM TO HAVE ANY CHANCE OF SUCCESS OR COLLECTION OF DAMAGES FROM THEM.

The Province of Alberta law and our By-Laws provide that we may indemnify our officers and directors against losses or liabilities which arise in their corporate capacity. The effect of these provisions could be to dissuade lawsuits against our officers and directors.

Specifically, Section 6 of our By-laws provide for:

6.01 Conflict of Interest: A director or officer shall not be disqualified by his office, or be required to vacate his office, by reason only that he is a party to, or is a director or officer or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation or subsidiary thereof. Such a director or officer shall, however, disclose the nature and extent of his interest in the contract at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the Board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the Board or shareholders. Subject to the provisions of the Act, a director shall not by reason only of his office be accountable to the Corporation or to its shareholders for any profit or gain realized from such a contract or transaction, and such contract or transaction shall not be void or voidable by reason only of the director's interest therein, provided that the required declaration and disclosure of interest is properly made, the contract or transaction is approved by the directors or shareholders, and it is fair and reasonable to the Corporation at the time it was approved and, if required by the Act, the director refrains from voting as a director on the contract or transaction and absents himself from the director's meeting at which the contract is authorized or approved by the directors, except attendance for the purpose of being counted in the quorum.

6.02 Limitation of Liability: Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interest of the Corporation and exercise the care, diligence and skill that a reasonable and prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act of conformity, or for any loss, damage, or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Corporation shall be placed out or invested or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any monies, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the Board.

6.03 Indemnity: Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs, executors, administrators and other legal representatives, from and against,

(a) any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office; and

(b) all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Corporation, except where such liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation.

The Corporation shall also indemnify such persons in such other circumstances as the Act permits or requires. Nothing in this Section shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this Section.

6.04 Insurance: Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in the preceding section against any liability incurred by him in his capacity as a director or officer of the Corporation or of any body corporate where he acts or acted in that capacity at the Corporation's request.

The Company has not provided any indemnification for its Directors and Officers at this time.

12) THERE MAY NEVER BE ANY VALUE IN ERC'S AND OUR BUSINESS MAY NEVER SUCCEED. Management believes that there is currently little or no value in ERC's and that this situation will most likely exist until Kyoto ratification or other such legislation occurs and without such ratification or legislation there may never be any value to ERC's.

The Company is depending on such legislation and will likely fail in the absence of this legislation. In this case, investors stand to lose their entire investment in the Company. Such ratification or legislation is not assured and may never occur.

RISKS RELATED TO THIS OFFERING AND OUR STOCK

         (1) WE HAVE NEVER PAID ANY CASH DIVIDENDS AND NONE ARE ANTICIPATED IN THE FORESEEABLE FUTURE, SO YOU MAY NEVER REALIZE ANY RETURN ON YOUR INVESTMENT UNLESS YOU SELL YOUR SHARES.

Since Emission Differentials Ltd. does not anticipate that it will pay dividends, the investor will only profit by the increase in value of his shares, which increase may not occur, and a sale of the shares.

Our profits, if any, during the next several years will necessarily be used to develop and possibly expand our business.

         (2) THERE IS NO MARKET FOR THE COMMON STOCK AND NONE MAY EVER DEVELOP, SO YOU MAY HAVE NO LIQUIDITY FOR YOUR SHARES. The most recent price for our shares was $0.0022 which was paid by our affiliated parent company, Puroil, in April, 2004. Because this was a non-arm's-length transaction, the share price may not be representative of the true value underlying the shares.

Even after the distribution of the shares is completed, there is no assurance a market will develop. If a market does develop for the common stock, at best, it may only qualify for trading on the Pink Sheets or OTC Bulletin Board operated by the NASD, which may result in the risk of very minimal trading volume and liquidity for the shares.

         (3) OUR STOCK WILL LIKELY BE LOW PRICED AND, THEREFORE, NOT LIQUID.

It is likely that our common stock will trade below $5.00 per share, and as a result, we would be subject to the Securities Enforcement and Penny Stock Reform Act of 1990 (the "Penny Stock Rules"). The Penny Stock Rules may adversely affect the market liquidity for our common stock by limiting the ability of broker-dealers to sell our common stock and the ability of those receiving share in this offering to sell their securities in the secondary market, if one should develop. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the penny stock rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly statements must be sent by the broker-dealer disclosing recent price information on the limited market in penny stocks.

         (4) POTENTIAL FUTURE SALES PURSUANT TO RULE 144 COULD RESULT IN SIGNIFICANT ADDITIONAL NUMBERS OF SHARES BEING AVAILABLE FOR SALE ON THE OPEN MARKET, WHICH COULD HAVE A DEPRESSING EFFECT UPON THE PRICE OF THE COMMON STOCK, SHOULD A MARKET FOR THE STOCK EVER DEVELOP.

Of the 18,000,000 shares of Emission Differentials Ltd.'s common stock outstanding prior to this Offering, all are "Restricted Securities," as that term is defined under Rule 144 promulgated under the Securities Act of 1933 (the "Act"). In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may sell, within any three-month period, a number of shares which does not exceed the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale of shares, without any quantity limitation, by a person who is not an affiliate of the Company and who has beneficially owned the shares a minimum period of two years. Hence, the possible sale of these restricted shares may, in the future, dilute an investor's percentage of free-trading shares and may have a depressive effect on the price of Emission Differentials Ltd.'s common stock. Only the 6,000,000 shares which are the subject of this registration may be sold free of restriction. Except for the 6,000,000 shares to be distributed under this prospectus, and the 3,000,000 shares to be issued upon exercise of the 6,000,0000 Warrants, of which there can be no assurance, the remaining 12,000,000 shares are held by affiliates and subject to the restrictions of Rule 144. (See" Certain Transactions.")

         (5) POTENTIAL ANTI-TAKEOVER EFFECT OF AUTHORIZED PREFERRED STOCK COULD ADVERSELY IMPACT THE RIGHTS OF HOLDERS OF COMMON STOCK.

Pursuant to the Business Corporations Act (Alberta), EDL is authorized to issue an unlimited number of preferred stock with the rights, preferences, privileges and restrictions thereof to be determined by our Board of Directors. Preferred stock can thus be issued without the vote of the holders of common stock. Rights could be granted to the holders of preferred stock which could reduce the attractiveness of EDL as a potential takeover target, make the removal of management more difficult, or adversely impact the rights of holders of common stock. No preferred stock is currently outstanding, and we have no present plans for the issuance of any shares of preferred stock.

         (6) WE WILL HAVE TO MAINTAIN CURRENT PROSPECTUS FOR WARRANTS TO BE EXERCISABLE, AND IF WE DO NOT, YOU WILL NOT BE ABLE TO EXERCISE YOUR WARRANTS AND THEY MAY BECOME WORTHLESS.

The shares of Common stock issuable upon exercise of the Warrants have been registered with the Securities and Exchange Commission. The Warrant Agent Agreement, pursuant to which the Warrants will be issued, provides for the extension of the exercise period of the Warrants by EDL upon fulfillment of certain notice provisions to the Warrant Holders. We will be required, from time to time, to file post-effective amendments to its registration statement in order to maintain a current prospectus covering the issuance of such shares upon exercise of the Warrants. We have undertaken to make such filings and to use our best efforts to cause such post-effective amendments to become effective. If for any reason a required post-effective amendment is not file or does not become effective or is not maintained, the holders of the Warrants may be prevented from exercising their Warrants, and they may become worthless.

The EDL shares underlying these Warrants are registered pursuant to this registration statement.

See "DESCRIPTION OF SECURITIES - Warrants."

         (7) STATE/PROVINCIAL BLUE SKY REGISTRATION REQUIRED TO EXERCISE WARRANTS, AND IF WE DO NOT REGISTER THE WARRANTS THEY MAY NOT BE EXERCISABLE AND MAY BECOME WORTHLESS.

Holders of the Warrants have the right to exercise the Warrants only if the underlying shares of Common stock are qualified, registered or exempt from sale under applicable securities laws of the states and provinces in which the various holders of the Warrants reside. EDL cannot issue shares of Common Stock to holders of the Warrants in those jurisdictions where such shares are not qualified, registered or exempt. We may decide not to seek or may not be able to obtain qualification of the issuance of such Common Stock in all of the jurisdictions in which the ultimate purchasers of the Warrants reside. In such case, the Warrants held by those purchasers will expire and have no value if such Warrants cannot be sold. Accordingly, the market for the Warrants may be limited because of these restrictions. See "DESCRIPTION OF SECURITIES."

         (8) THE COMPANY ANTICIPATES THE ISSUANCE OF ADDITIONAL SECURITIES IN THE FUTURE, WHICH COULD HAVE THE EFFECT OF DILUTING THE INTEREST OF CURRENT SHAREHOLDERS AND POTENTIALLY HAVING AN ADVERSE EFFECT ON THE VALUE OF THE STOCK.

EDL contemplates issuing its securities in exchange for ERC's. The ERC's could ultimately prove to be of no value and, as such, the securities issued for ERC's could be highly dilutive to the Company's shareholders.


                                USE OF PROCEEDS

Emission Differentials Ltd. will not receive any proceeds from the distribution of the common stock held by our parent company as we have already received the funds attributable to the common stock previously issued to our parent company. Any funds received from exercise of the Warrants, of which there is no assurance, will be allocated for general working capital purposes. In the case where there are no Warrants exercised, EDL will receive no funds from the Warrant exercise.

We will pay for the cost of registering the shares of common stock in this offering, which we estimate to be $12,000.00. Any proceeds which may be received as a result of the exercise of Warrants, up to the full $150,000.00, will be used for general corporate working capital purposes.

                         DETERMINATION OF OFFERING PRICE

Since this Distribution is a dividend of outstanding shares of Common Stock and Warrants held by Puroil Technology Inc., the sole existing stockholder of Emission Differentials Ltd., there is no offering price. For the purpose of computing the instant registration fee, Emission Differentials Ltd. and Puroil Technology Inc. arbitrarily set the price per share of Common Stock at $0.0022, but such price has no relationship to Emission Differentials Ltd.'s results of operations or assets and may not reflect the true value of such Common stock. For purpose of computing the registration fee, the exercise price of $.05 per share was used for the entire 3,000,000 shares of Common Stock to be issued in the event of exercise of all 6,000,000 Warrants included in this registration, of which there can be no assurance. No market currently exists for any of these shares and there is no means of determining when or if a market will ever develop for the stock, which could then attribute a price or value to the shares. We do, however, intend to apply for quotation of our stock on the OTC Bulletin Board upon completion of this distribution.


                                  DILUTION

There is no dilution in share value to either Puroil Technology or its shareholders who will be receiving shares through this Distribution, since no new shares are being issued by Emission Differentials Ltd. Exercise of the Warrants could result in ownership dilution to EDL shareholders who do not exercise Warrants, as newly issued shares of common stock will be received by exercising Warrant holders.

"Dilution" represents the difference between the price per share paid by current shareholders and the net tangible book value per share immediately after the conversion of the 6,000,000 currently outstanding Warrants. There can be no assurance that any Warrants will be converted, but for purposes of this dilution discussion and analysis, it will be assumed that all of the 6,000,000 Warrants will be converted into 3,000,000 shares of common stock, and $150,000 is paid to EDL.

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets in the Company from its total assets. Dilution arises mainly from the arbitrary decision by the Company as to the conversion price per share of the shares to be issued upon conversion of the Warrants. Dilution of the value of the shares purchased by the Warrant holders, upon conversion, will also be due to the lower book value of the shares presently outstanding.

As of April 30, 2004, the net tangible book value of the currently outstanding shares of the Company (total assets, excluding intangible assets, less total liabilities, excluding contingent liabilities) was $39,770, or approximately $.002 per share (based upon 18,000,000 shares outstanding).

Upon conversion of all of the Warrants outstanding (6,000,000), of which there can be no assurance, but without taking into account any change in such net tangible book value after completion of this offering, the net tangible book value of the 21,000,000 shares to be outstanding will be $189,770, or approximately $.009 per share. Accordingly, the net tangible book value of the shares held by the present shareholders of the Company (i.e. 18,000,000 shares) will be increased by $.007 per share without any additional investment on their part, and the Warrant holders who exercise their Warrants will incur immediate dilution (a reduction in net tangible book value per share from the offering price of $.05 per share) of approximately $.041 per share.

After conversion of all of the Warrants, of which there can be no assurance, and the issuance of a total of 3,000,000 shares of common stock, the converting Warrant holders will own approximately 14% of the total number of shares then outstanding, for which they will have made a cash investment of $150,000 or $.05 per share. The current shareholders of the Company will own approximately 86% of the total number of shares then outstanding, for which they have made contributions of cash totaling $39,770, or approximately $.002 per share.

The following table sets forth a comparison of the respective investments of the current shareholders and the new shareholders.

                                                    CURRENT          NEW
                                                  SHAREHOLDERS  SHAREHOLDERS (1)
                                                  ------------  ----------------

Price per Share................................   $      .002      $      .05
Capital Contributions..........................   $    40,000      $  150,000
Net tangible book value per Share before
  Offering.....................................   $      .002
Net tangible book value per Share after
  Offering.....................................   $      .009      $     .009
Increase to current shareholders in net
  tangible book value per Share due to
  offering.....................................   $      .007
Dilution per Share to new shareholders.........                    $     .041

         (1) Warrant holders who exercise their Warrants, up to 3,000,000 Warrantse First Name Common Common Warrants Warrants, by tendering two (2) Warrants and $.05 for one (1) share of common stock.

In the event Warrants are exercised, the Company may have an obligation to amend this registration in order to present current material information, including financial information.

                              SELLING SHAREHOLDERS

Puroil Technology Inc., our parent company and existing shareholder, owns 100% of our outstanding Common Stock prior to, and will own 66.6% after this Distribution, assuming no Warrants are converted, of which there can be no assurance. It is not selling new treasury securities pursuant to this Registration Statement but this Distribution does constitute a sale of securities for which EDL will receive no consideration. Puroil is registering and distributing as a dividend to its shareholders 6 million of its 18 million EDL common shares and all 6 million of its EDL common share purchase warrants. The selling shareholders are as follow:

                                                  Common      Common
                                                  Shares      Shares     Warrants    Warrants
                                                  pre-        post-      pre-        post-
     Last Name       First Name                   Offering    Offering   Offering    Offering
     ---------       ----------                   --------    --------   --------    --------
1    Alberding       Joe                               500          0         500          0
2    Albert          Richard                           500          0         500          0
3    Albery          Malcolm                       810,500          0     810,500          0
4    Amery           Sine                              500          0         500          0
5    Bahr            Leon                              500          0         500          0
6    Baker           Neil                              500          0         500          0
7    Baker           Claudia                           500          0         500          0
8    Beeman          D. Robb                           500          0         500          0
9    Bosch           Syd                               500          0         500          0
10   Brundrit        D. Roger                          500          0         500          0
11   Bryksa          Haley                         540,500          0     540,500          0
12   Bucci           Joe                               500          0         500          0
13   Cook            Joanne                            500          0         500          0
14   Cozac           Darryl                            800          0         800          0
15   Crous           Christiaan                        500          0         500          0
16   Curry           Dave                              500          0         500          0
17   Dalla Longa     Dan                               500          0         500          0
18   Dubois          Gustav                            500          0         500          0
19   Durward         James                         550,400          0     550,400          0
20   Fitzgerald      Lavana                            500          0         500          0
21   Forezli         Miguel                            500          0         500          0
22   Funfer          D'arcy                            500          0         500          0
23   Gaunt           Jennifer                          500          0         500          0
24   Gilmour         Gordon                            500          0         500          0
25   Graham          Richard                       675,500          0     675,500          0
26   Granacher       Franz                             500          0         500          0
27   Haigh           Jacqueline                        500          0         500          0
28   Halaburda       Jean                              500          0         500          0
29   Hall            Graeme                            500          0         500          0
30   Hall            Tyler                             500          0         500          0

                                        18


31   Hanley          James                             500          0         500          0
32   Harley          Janelle                           500          0         500          0
33   Hebron          Glenn                             500          0         500          0
34   Henchall        Gordon                            400          0         400          0
35   Henchall        Shairole                          400          0         400          0
36   Heughan         Dave                              500          0         500          0
37   Hodgson         John                              500          0         500          0
38   Holt            Peter                             500          0         500          0
39   Hopkins         Michael                           500          0         500          0
40   Jacobson        Robyn                             400          0         400          0
41   James           Lori                              500          0         500          0
42   Johnson         Kristine                          500          0         500          0
43   Kohut           Ken                               500          0         500          0
44   Kramer          Katherine                         500          0         500          0
45   Lancaster       Karen                             500          0         500          0
46   L'Amarca        Tony                              500          0         500          0
47   Lambo           Zig                               500          0         500          0
48   Laustsen        Dana                              400          0         400          0
49   Lazarchuk       Nick                              500          0         500          0
50   Lee             Robert                            500          0         500          0
51   Levine          Susan                             500          0         500          0
52   Levine          Jonathan                          500          0         500          0
53   Lindberg        Dean                              400          0         400          0
54   Makhlouf        Magdy                             500          0         500          0
55   Marquardt       George                            500          0         500          0
56   Martens         Eric                          540,500          0     540,500          0
57   McIntyre        Lawrie                            500          0         500          0
58   McKenna         Bernard                           500          0         500          0
59   McMahon         Maureen                           500          0         500          0
60   Morrill         Mark                              500          0         500          0
61   Nelson          Duane                             400          0         400          0
62   Onilov          Ilie                              500          0         500          0
63   O'Shea          Sheila                            500          0         500          0
64   Payne           Shawn                             500          0         500          0
65   Poli            Seann                             500          0         500          0
66   Poli-Huber      Carlanne                          400          0         400          0
67   Rana            Zahir                             500          0         500          0
68   Rawnsley        Patricia                          400          0         400          0
69   Reed            John                              400          0         400          0
70   Remenda         Dan                               500          0         500          0
71   Rix             Gordon                        675,500          0     675,500          0
72   Runions         Neil                              400          0         400          0
73   Saunders        Chris                             400          0         400          0
74   Schaper         Christa                       675,500          0     675,500          0
75   Schlager        Marty                             400          0         400          0
76   Schuler         Cameron                           500          0         500          0
77   Schuler         Laura                             500          0         500          0
78   Sillito         Sandi                             500          0         500          0
79   Singh           Prem                              500          0         500          0
80   Skulmoski       Gordon                            300          0         300          0
81   Spilker         Mark                              500          0         500          0
82   Stark           Stacey                            500          0         500          0
83   Stone           Susan                             500          0         500          0
84   Stone           Carolyn                           500          0         500          0
85   Sullivan        Mike                              500          0         500          0
86   Tang            Thomas                            500          0         500          0
87   Taylor          Larry                             400          0         400          0
88   Taillieu        Wilf                              500          0         500          0
89   Taillieu        Mavis                             500          0         500          0
90   Tse             Victor                            500          0         500          0
91   Tycolis         Tim                               500          0         500          0
92   Ubhi            Dr. Perminder                     400          0         400          0
93   Van de Pol      John                              500          0         500          0
94   Villecourt      Denise                            500          0         500          0
95   Villecourt      Rita                              500          0         500          0
96   Valhovic        Milic                         675,500          0     675,500          0
97   Valhovic        Mashan                            500          0         500          0
98   Wakaruk         Chris                             500          0         500          0
99   Warness         Jadden                            500          0         500          0
100  Warness         Dr. Stajen                    810,500          0     810,500          0
101  Westersund      Dr. Curtis                        500          0         500          0
102  Whelan          Mark                              500          0         500          0
103  Williams        J. Andrew and Iris M.             400          0         400          0
      Totals                                      6,000,000          0   6,000,000          0

The selling shareholders may be considered underwriters under federal securities laws.

                              PLAN OF DISTRIBUTION

General
-------
100% of the outstanding Common stock of Emission Differentials Ltd. is presently owned by Puroil Technology Inc. which is a venture capital company.
Puroil Technology Inc. shareholders will not be required to pay for shares of our common stock received in the distribution or to exchange shares of Puroil Technology Inc. in order to receive our common stock. After the distribution and exchange described in this prospectus, the holders of both the Puroil Common Stock and the Class A Preferred Stock will retain their ownership of their respective shares.

There are three (3) separate transactions covered in this registration statement:

1. The distribution by Puroil of 6,000,000 shares of Common Stock of EDL and 6,000,000 Warrants to the Puroil Common and Class A Preferred shareholders.

Puroil Technology Inc. will distribute to its shareholders 33.3% of its 18,000,000 shares of Emission Differentials Ltd. common stock (see "Distribution"). The distribution will be made to holders of record of Puroil Technology Inc. preferred stock and common stock as of the close of business on April 1, 2004 on the basis of 90% (5,400,000 shares) of the 6,000,000 EDL shares being distributed to Puroil's Class A Preferred shareholders and 10% (600,000 shares) of the EDL shares being distributed to Puroil's common shareholders. The Puroil common shareholders will receive 1 share of EDL Common Stock for each five shares of Puroil Technology Inc. common stock held. The Puroil Class A Preferred shareholders will receive 5,400 shares of EDL Common Stock for each Class A preferred share held. The rate of exchange for the EDL shares was negotiated by Puroil and its holders of Class A Preferred Stock.

Puroil Technology Inc. acquired the 18,000,000 Shares of the Common Stock and 6,000,000 Warrants of Emission Differentials Ltd. on April 20, 2004 for a total cost of $40,000, or approximately $.0022 per share of Common Stock. After the distribution, the management of Emission Differentials Ltd. will, directly and indirectly, control approximately 64.2% of the total issued and outstanding Common Stock of EDL, assuming there are no Warrants exercised.

This Prospectus also relates to the distribution by Puroil of 6,000,000 Warrants. Two Warrants plus $0.05 entitles the holder to purchase one share of Emission Differentials Ltd. Common Stock for a period of one year, commencing 12 months from the effective date of this registration statement. Puroil will distribute all 6,000,000 of these Warrants for no additional consideration to shareholders of Puroil Technology Inc. Common Stock and Class A Preferred Stock on the basis of one Warrant for each 10 shares of Puroil Common Stock held and 2,700 Warrants for each share of Class A Preferred Stock held.

Collectively, the 6,000,000 common shares and the 6,000,000 share purchase warrants of EDL are hereinafter referred to as the "Offered Stock". The 12,000,000 shares of common stock owned by Puroil that are not being registered by this prospectus are referred to as the "Held Stock". The Offered Stock, the Held Stock and the EDL Shares, collectively, total 18,000,000 shares of EDL, assuming none of the share purchase warrants are ever exercised, and 21,000,000 shares, assuming all of the warrants are exercised, of which there is no assurance. Puroil will distribute to its shareholders the Offered Stock (see "Distribution"). The distribution will be made to five (5) holders of record of Puroil preferred Class A stock and one hundred and three (103) holders of record of Puroil common stock, such holders being of record as of the close of business on April 1, 2004.

The 6,000,000 shares of the Common Stock distributed to Puroil Technology Inc. shareholders will represent 33.3 % of all the issued and outstanding shares of the Common Stock of Emission Differentials Ltd. before any warrant exercise, and 28.6% of all the issued and outstanding shares of the common stock of the Company, assuming all the Warrants are exercised and converted into an additional 3,000,000 shares of EDL common stock, of which there is no assurance. After the registration, and assuming all warrants are exercised, of which there is no assurance, the management of EDL will, directly and indirectly, effectively control approximately 56.3% of the total issued and outstanding common stock of EDL.

2. The offering by EDL of 3,000,000 shares of Common Stock of EDL underlying the 6,000,000 Warrants.

The 3,000,000 shares of EDL Common Stock underlying the 6,000,000 Warrants are also being registered in this registration statement. EDL will have an obligation to keep this prospectus current with material financial and other information during the Warrant exercise period.

3. The resale by the Puroil shareholders receiving the 6,000,000 shares of Common Stock, 6,000,000 Warrants and the 3,000,000 shares of Common Stock underlying the 6,000,000 Warrants of EDL in the Distribution.

The 6,000,000 shares of Common Stock, 6,000,000 Warrants and the 3,000,000 shares of Common Stock underlying the 6,000,000 Warrants of EDL held by the Selling Security Holders identified in this registration statement are all being registered for resale in this registration statement.

Puroil may be deemed an underwriter under federal securities law in regard to the distribution of EDL shares and warrants to Puroil shareholders.

Material Relationships
----------------------
Emission Differentials Ltd. and Puroil Technology have a common member on their boards of Directors, namely James Durward, and as such, this individual controls both EDL and Puroil Technology Inc.

Mr. Durward owns 91.7% of the 3,000,000 common voting shares of Puroil and Puroil owns 100% of the 18,000,000 common shares of EDL before the distribution and will hold 66.7%, or 12,000,000 common shares of EDL, after the distribution. This means that Mr. Durward directly and indirectly owns or controls approximately 16,506,000 (91.7% of 18,000,000) before the distribution and 11,554,400 shares (91.7% of 12,000,000 plus 550,400 directly due to his proportionate interest in the dividend of the EDL shares) after the Distribution.

Mr. Durward shares are not being registered in this registration statement and will all be restricted from sale under Rule 144 of the Securities Act of 1933, as amended.

Manner of Distribution
----------------------
Pursuant to the plan of distribution, Puroil Technology Inc. will distribute to its shareholders 6,000,000 Shares of the Common stock of EDL of a pro rata distribution on the basis of 90% (5,400,000 shares) of EDL's shares being distributed to Puroil's Class A Preferred shareholders and 10% (600,000 shares) of EDL's shares being distributed to Puroil's common shareholders. The Puroil common shareholders will receive one share of EDL common stock for each five shares of Puroil Technology Inc. common stock held. The Puroil Class A Preferred shareholders will receive 5,400 shares of EDL common stock for each Class A Preferred share held. Fractional Shares will be rounded up to the next full Share.

The aforementioned ratios of EDL common shares to Puroil common shareholders and Puroil Preferred A shareholders was determined by arms-length negotiation between Puroil and the Preferred A shareholders. Mr. Durward conducted the negotiations on behalf of Puroil.

On April 1, 2004 Puroil Technology Inc. had issued and outstanding 3,000,000 common shares and 1,000 Class A Preferred shares and 750 Class B Preferred shares. On April 1, 2004, Puroil Technology Inc. had 103 common shareholders and 13 preferred shareholders of record.

The Shares and Warrants of EDL will be distributed by dividend to the Puroil Class A preferred shareholders and the Puroil common shareholders only because the Class B and Class C Preferred Stock have no interest in the shares of EDL, as Classes B and C are related to separate transactions Puroil is engaged in with two (2) separate and distinct companies.

Shares of EDL will be mailed to Puroil Technology Inc. shareholders after the effective date of this registration statement.

Tax Consequences of Puroil Technology Inc. Distribution
-------------------------------------------------------

Puroil Technology believes the following are the material federal and Canadian income tax consequences expected to result from the distribution under currently applicable law. The following discussion is intended as general information only. It may not be applicable to stockholders who are neither citizens nor residents of the United States. It does not discuss the state, local and foreign tax consequences of the distributor. Stockholders should consult their own tax advisors regarding the consequences of the distribution in their particular circumstances under federal, state, local and foreign tax laws.

Puroil Technology will recognize a gain or loss based upon the fair market value of the Common stock at the date of the Distribution. This gain or loss is measured by the difference between Puroil Technology Inc.'s tax basis in the Common stock distributed in the Distribution and the fair market value of that stock.

As a result of Puroil Technology Inc. having no current or accumulated earnings and profits allocable to the Distribution no portion of the amount distributed will constitute a dividend for federal income tax purposes.

Therefore, no portion of the amount received constitutes a dividend, and will not be eligible for the dividends-received deduction for corporations. Each Puroil Technology Inc. stockholder will have a tax basis in Emission Differentials Ltd.'s Common stock distributed equal to the fair market value of the Common Stock distributed on the Distribution date. The Distribution is not taxable as a dividend. The distribution will be treated as a tax-free return of capital to the extent that the fair market value of such portion of the amount received does not exceed the stockholder's basis in the Puroil Technology Inc. common stock held, and as a capital gain if and to the extent that the fair market value of such portion is greater than such tax basis.

Any taxes payable by any recipient of any Shares of Emission Differentials Ltd.'s common stock in the distribution will be the responsibility of such recipient.

The foregoing is only a summary of certain United States federal income tax consequences of the Distribution under current law and is intended for general information only. Each stockholder should consult his tax advisor as to the particular consequences of the distribution to such stockholder, including the application of state, local, Canadian and foreign tax laws.

EACH PUROIL TECHNOLOGY INC. SHAREHOLDER IS ADVISED TO SEEK PROFESSIONAL TAX COUNSEL REGARDING ANY TAX LIABILITY THAT MAY ARISE FROM THIS DISTRIBUTION

Blue Sky Laws
-------------
This Distribution is not being made in any jurisdictions of the United States or Canada where this Distribution would not be in compliance with the securities or blue sky laws of such jurisdiction. This Prospectus will be delivered to those Shareholders of Puroil Technology Inc. eligible to participate in this Distribution.

This Prospectus relates to the shares received in the Distribution to the Puroil Technology shareholders. The Distribution of the Emission Differentials Ltd. common stock will be made to Puroil Technology shareholders without any consideration being paid and without any exchange of Shares by the shareholders of Puroil Technology. Neither Puroil Technology nor the Company will receive any proceeds from the Distribution by Puroil Technology of such Shares of the Emission Differentials common stock nor from the sale of any such Shares by any persons who may be deemed to be the underwriters.

A copy of this Prospectus is being mailed to each Puroil Technology shareholder of record on April 1, 2004, together with the certificate representing the number of the Emission Differentials Ltd. shares to which he is entitled. Persons wishing to evaluate the Emission Differentials Ltd. shares being distributed to them should review this Prospectus carefully.

Reason for the Distribution
---------------------------
The board of directors of Puroil Technology Inc. has decided that the shares of Emission Differentials Ltd. in the hands of individual shareholders will provide more value to Puroil Technology shareholders than if corporately owned. If at some future date the shares of Emission Differentials Ltd. are publicly traded, then shareholders may determine for themselves on an individual basis whether they wish to sell their shares and obtain personal liquidity or wish to retain the shares for possible future potential. There can be no assurance that the shares will be publicly traded or, if so, whether the market will provide any particular liquidity return to the shareholder. Furthermore, the Company's business plan contemplates the issuance of additional EDL shares in return for ERC's and management believes that the ability to offer shares in a reporting issuer would make any proposed transactions more desirable for the owners of the ERC's. Additionally, if at some future date the shares of Emission Differentials Ltd. are publicly traded, there may be a better probability of the Warrants being exercised and additional funding being raised for EDL as a result of such exercise, of which there can be no assurance.

Costs of Distribution
---------------------
Emission Differentials Ltd. estimates that the total cost of the Distribution will be approximately $12,000. Emission Differentials Ltd. has agreed to pay all such costs.

Market for Common Stock and Related Shareholder Matters
-------------------------------------------------------

Market Information
------------------
Our common stock is not traded on any exchange and there is no public market for our securities.

We plan to eventually seek quotation on the OTC Bulletin Board, once our registration statement has cleared comments of the Securities and Exchange Commission, and the N.A.S.D. We cannot guarantee that we will obtain a quotation. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed, or if it is, that any particular price can or will be established or maintained.

A market maker sponsoring a company's securities is required to obtain a quotation of the securities on any of the public trading markets, including the Over-the-Counter Bulletin Board ("OTCBB"). If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for quotation on the OTCBB.

We intend to apply for quotation of the securities on the OTCBB, but there can be no assurance that we will be able to obtain this quotation. The OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchanges. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

However, broker-dealers may be discouraged from effecting transactions in our Shares because they will be considered penny stocks and will be subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Assuming we get our shares listed for trading, purchases and sales of our shares are expected to be generally facilitated by NASD broker-dealers who will act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

As of March 31, 2004, we had 18,000,000 shares of common stock and 6,000,000 common stock purchase Warrants outstanding, held by one stockholder: our parent company, Puroil Technology Inc. Upon completion of this Distribution, all common shares held by Puroil will be restricted securities that cannot be sold or publicly-traded in the absence of a registration statement, or an exemption therefrom.

The shares distributed to Puroil shareholders will be freely transferable, except for shares received by people who may have an affiliation with us. People who may be considered our affiliates after the distribution generally include individuals or entities that control, are controlled by or under common control with us. This will include all of our officers and directors, as well as any shareholder controlling, directly or indirectly, 10% or more of our total issued and outstanding shares of Common Stock. Persons who are our affiliates will be permitted to sell their shares only pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an exemption from the registration requirements of the Securities Act, such as exemptions afforded by
Section 4(2) of the Securities Act or Rule 144 promulgated thereunder.

None of the shares of EDL owned or controlled by Mr. Durward are being registered in this registration statement and all of such shares will be restricted from resale under Rule 144.


                         DETERMINATION OF OFFERING PRICE

Since this Distribution is a dividend of outstanding shares held by Puroil Technology Inc., an existing stockholder of EDL, there is no offering price and no dilution to existing stockholders of EDL. There is the potential for warrant exercise that could result in an additional 3,000,000 shares of common stock being issued at an exercise price of $0.05 per share. Any warrant execrcise, in whole or part, would provide the Company with $0.05 per share of common stock issued. For the purpose of computing the instant registration fee, EDL and Puroil arbitrarily set the price per share at $0.0022, but such price has no relationship to EDL's results of operations or assets, or any other recognized criteria of value, and may not reflect the true value of such Common stock.

                                LEGAL PROCEEDINGS

Emission Differentials Ltd. is not a party to any legal proceeding nor are we aware of any pending or threatened legal proceeding against us or any officer or director which might have any potentially adverse effect upon EDL.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Executive Officers and Directors of the Company and their ages are as follows:

         Name               Age        Position         Date Elected
         ----               ---        --------         ------------

   James Durward            50         President        April 20, 2004
                                       CFO, Director
   Suite 1250, 520-5th. Ave., SW
   Calgary, Alberta, T2P 3R7, Canada


   Ryan Sayers              28         Secretary        April 20, 2004
                                       Director
   Suite 1250, 520-5th. Ave., SW
   Calgary, Alberta, T2P 3R7, Canada

James Durward has served as president, chief financial officer and director since the Company's formation on April 20, 2004. From October, 1999 to the present Mr. Durward is also the CEO of Unitech Energy Corp., a private energy-related image analysis concern, a Nevada corporation that has filed a Form SB-2 registration statement with the S.E.C., which is currently pending.

James Durward devotes approximately twenty-five percent (25%) of his time to the Business of EDL and the remainder of his time to his other business interests, as set forth below. Mr. Durward regularly works 70 to 80 hours per week and devotes approximately 45 hours a week to Unitech and affiliated companies and their respective businesses, so he is a full-time employee of Unitech.

From September, 1996 to September, 1999, Mr. Durward was President and CEO of International Datashare Corporation ("IDC") (now merged with Divestco), a company listed on the Toronto Stock Exchange specializing in the creation of oil and gas databases and data analysis software. In 1992, Mr. Durward was a founder and head of Business Development at Virtual Universe Corporation, a company specializing in graphical multi-user, real-time network applications. Mr. Durward also has over 15 years experience in the formation and financing of private and public companies with past corporate finance activities on the various Canadian stock exchanges and the NASD OTCBB. Mr. Durward is a registered trader with CO2e.com, a global carbon trading initiative with offices in New York, Sydney Australia, London England, and Toronto. To date Mr. Durward has not executed any emission-related trades. Mr. Durward's past management experience is relevant to the Company's plans as described herein. Mr. Durward is also a director, officer and principal shareholder of LogSearch, Inc., a Nevada corporation that has filed a Form SB-2 registration statement with the S.E.C., which is currently pending.

Ryan Sayers is a Calgary businessman who has pursued a number of entrepreneurial interests over the past five years. Mr. Sayers has had various interests in advertising, retailing, and financial services. Since June 2002 Mr. Sayers has been the CEO and President of Actire Inc., an environmentally-conscious company commercializing a new technology which converts used tires into diesel fuel, activated carbon and steel through an emission free process. It is anticipated that part of Actire Inc.'s future business will be dealing with emission reduction credits should Actire ever generate ERC's as a result of its operations. It is not expected that this will create a conflict of interest with Mr. Sayer's duties at EDL. Mr. Sayers is not a full time employee of EDL and devotes less than five percent (5%) of his time, or approximately 1 hour per week, to the business of EDL.

Mr. Sayer's past management experience is relevant to the Company's plans as described herein. The Directors are elected to serve until the next annual meeting of shareholders and until their successors have been elected. Executive officers serve at the discretion of the Board of Directors.

Each of the foregoing persons may be deemed a "promoter" and "parent" of the Company as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

We have no external business advisors. Our Auditor is Bateman & Co., 5 Briardale Court, Houston, Texas, 77027-2904, and our legal advisor is Michael Morrison, 1495 Ridgeview Drive, Suite 220 Reno, Nevada 89509.

Board Practices

Board members serve one year terms and are voted in or out at the Annual General Meeting of the Company. Mssrs. Durward and Sayers have served as Directors since April 20, 2004 (inception). There are no compensation of benefit plans for any directors and there are no service contracts with any directors. Directors receive no compensation or monetary benefit. The Company has no audit committee.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 30, 2004, the name, address and number of Shares owned directly or beneficially by persons who own 5% or more of the company's Class A voting common stock and by each executive officer and director and owner after the Distribution.

Beneficial Owner               Shares/Percent as of     Shares/Percent after
                                April 30, 2004 (1)      the Distribution (2)
                               (Warrants/Percent)        (Warrants/Percent)
-----------------------------  ---------------------  ------------------------
Puroil Technology Inc.          18,000,000  100.0%       12,000,000     66.7%
Suite 1250, 520-5th. Ave. SW,
Calgary, Alberta, T2P 3R7
                                (6,000,000  100%)        (6,000,000     100%)

James Durward (2)               16,506,000   91.7%       11,004,000     61.1%
Suite 1250, 520-5th. Ave. SW,
Calgary, Alberta, T2P 3R7

All Executive Officers          16,506,000   91.7%       11,004,000     61.1%
and Directors as a
Group (1 person)
----------------------
   1) Based on 18,000,000 shares outstanding on April 30, 2004.

   2) Mr. Durward is an officer, director and principal (91.7%) shareholder of Puroil Technology Inc., and the shareholdings reported for him are held by him indirectly by virtue of his direct holdings in that company. The post-Distribution formula is 12,000,000 (EDL shares owned by Puroil after the Distribution) X 91.7% (Durward's ownership percentage of Puroil) = 11,004,000 EDL shares held indirectly.

By virtue of his direct and indirect holdings, Mr. Durward controls our Company, as well as Puroil and EDL.

Mr. Durward is the sole person who has voting power over the EDL shares held by Puroil.

None of the shares of EDL owned or controlled by Mr. Durward are being registered in this registration statement and all of such shares will be restricted from resale under Rule 144.

Changes in Control.
-------------------

There are currently no arrangements, which would result in a change in control of the Company.

Our company President, principal stockholder and Director, James Durward, currently, beneficially owns or controls 100% of our common stock, and after this offering, the Distribution and exercise of the Warrants, assuming that ever occurs, will still own or control approximately 52.4% of the outstanding stock. Therefore, he will have significant influence over all matters requiring approval by our stockholders, and will not require the approval of the minority stockholders in order to take any action. In addition, Mr. Durward will be able to elect all of the Directors.

Mr. Durward's position, after the Distribution and if all Warrants are exercised, is as follows:

There would be 21,000,000 EDL shares issued and outstanding. Puroil would own 12,000,000 of those shares and Mr. Durward would, due to his 91.7% ownership of Puroil, indirectly own 11,004,000 EDL shares (52.4%). His overall direct and indirect ownership of EDL would decrease because 3,000,000 more EDL shares would be issued and outstanding while the Puroil ownership remains constant.

None of the shares of EDL owned or controlled by Mr. Durward are being registered in this registration statement and all of such shares will be restricted from resale under Rule 144.

Mr. Sayers does not own, directly or indirectly, any shares of the Company.


                            DESCRIPTION OF SECURITIES

Under the provisions of its Articles, the Corporation is authorized to issue:

     (a) an unlimited number of Class "A" VOTING Common Shares - there are 18,000,000 shares issued and outstanding;
     (b) an unlimited number of Class "B" VOTING Common Shares - none issued;
     (c) an unlimited number of Class "C" NON-VOTING Common Shares - none issued;
     (d) an unlimited number of Class "D" NON-VOTING Common Shares - none issued;
     (e) an unlimited number of Class "E" NON-VOTING Preferred Shares - none issued

The rights, privileges and restrictions attached to Class "A" and Class "B" Voting Common Shares include:

(a) The right to vote at any meeting of the shareholders of the Corporation;
(b) The right to receive, if, as and when declared by the Board of Directors of the Corporation (the "Board") dividends as may be fixed by resolution of the Board.

The rights, privileges and restrictions attached to Class "C" and Class "D" Non-Voting Common Shares include:

(a) The right to receive, if, as and when declared by the Board dividends that may be fixed by resolution of the Board;
(b) Subject to the provisions of the BUSINESS CORPORATIONS ACT (ALBERTA), as from time to time amended, the holders of Class "C" and Class "D" Non-Voting Common Shares of the Corporation shall not be entitled to vote at meetings of the shareholders of the Corporation.

The holders of each class of common shares of the Corporation shall be entitled:

(a) To receive dividends to the exclusion of the other classes of common shares of the Corporation;
(b) Subject to the rights of the holders of Class "E" Non-Voting Preferred Shares of the Corporation, to receive, pro-rata per common share then held, the remaining property of the Corporation upon liquidation, dissolution or winding up of the Corporation, or other distribution of the assets of the Corporation among the shareholders for the purpose of winding up the affairs of the Corporation.

The rights, privileges and restrictions attached to the Class "E" Non-Voting preferred shares (the 'Class "E" Shares') are as follows:

(a) The holders of the Class "E" Shares, in priority to the holders of the common shares of the Corporation, shall be entitled to receive, if, as and when declared by the Board, a fixed, preferential, non-cumulative dividend in the percentage (per annum) of the Redemption Amount, as hereinafter defined.
(b) No dividends shall be declared, or declared and paid on or set aside for the common shares in any fiscal year unless and until a non-cumulative dividend on all Class "E" Shares outstanding in respect of such fiscal year shall have been declared and paid or set aside for payment, and if in any fiscal year the Board shall not declare a dividend, the rights of the holders of the Class "E" Shares to any dividend for such fiscal year shall be forever extinguished;

(c) In the event of liquidation, dissolution, or winding up of the Corporation or other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs, the holders of the Class "E" Shares shall be entitled to receive, before distribution of any part of the assets of the Corporation among the holders of the common shares, an amount equal to the aggregate of the Redemption Amount, as hereinafter defined, and dividends declared but unpaid that the holders of the Class "E" Shares are entitled to and such holders shall not be entitled to share any further in the distribution of the profits, property or assets of the Corporation;
(d) By resolution of the Directors of the Corporation, all or any part of the Class "E" Shares at any time outstanding may, at any time and from time to time, be redeemed by the Corporation on any date fixed by such resolution at an amount equal to the Redemption Amount, as hereinafter defined, together with any dividends declared and unpaid on the date fixed by such redemption;
(e) The Redemption Amount shall be the amount fixed by resolution of the Directors of the Corporation at the time of the issuance of the Class "E" Shares.
(f) By resolution of the Directors of the Corporation, all or any part of the Class "E" Shares at any time outstanding may, at any time and from time to time, be repurchased by the Corporation on any date fixed by such resolution at the lowest price at which, in the opinion of the Directors, such shares are obtainable not exceeding the aggregate of the Redemption Amount together with any dividends declared and unpaid on the date fixed for such repurchase;
(g) Not less than Thirty (30) days notice in writing of such redemption or repurchase shall be given by the Corporation by mail to the registered owners of the shares to be redeemed or repurchased by the Corporation, specifying the date and place or places of redemption or repurchase.
(h) If notice of any such redemption or repurchase shall have been given in the manner aforesaid, an amount sufficient to redeem or repurchase the shares to be redeemed or repurchased shall be deposited by the Corporation with any trust company or chartered bank (to be specified in the notice) on or before the date so fixed for redemption or repurchase and the holder shall have no right to receive payment out of the monies so deposited except upon the surrender of the share certificates representing the shares to be redeemed or repurchased.
(i) In case part only of the then outstanding Class "E" Shares is at any time to be redeemed or repurchased by resolution and notice of Directors of the Corporation as aforesaid, the shares to be redeemed or repurchased shall be taken from the Class "E" Shares held by each holder thereof pro-rata according to the number of shares held by each, except in cases where shareholders waive in writing their right in respect of such partial redemption or repurchase. If such procedure results in leaving a fractional part of the Class "E" Share outstanding in the name of any shareholder, such fractional part shall also be redeemed or repurchased by the Corporation;
(j) Subject to the provisions of the BUSINESS CORPORATIONS ACT (ALBERTA), as from time to time amended, the holders of Class "E" Shares shall not be entitled to vote at meetings of the shareholders of the Corporation.

Common Stock issued and outstanding
-----------------------------------
The authorized Class A Voting Common Shares ("Common Stock") of Emission Differentials Ltd. consists of an unlimited number of shares, of which 18,000,000 shares were outstanding on April 20, 2004. The holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders. Holders of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors. The approval of proposals submitted to shareholders at a meeting requires a favorable vote of the majority of shares voting. Holders of the Common Stock have no preemptive, subscription, redemption, or conversion rights, and there are no sinking fund provisions with respect to the Common Stock. All of the outstanding shares of Common stock are, and the Shares to be transferred in the Distribution will be, fully paid and non-assessable. As of July 31, 2004 Emission Differentials Ltd. had one shareholder of its Common Stock, which is Puroil.


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

Preferred Stock
---------------
Emission Differentials Ltd. is also authorized to issue an unlimited number of shares of Class E non-voting preferred shares ("preferred stock"). The preferred stock may be issued in one or more series with such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and qualifications and rights as the Company's Board of Directors may determine. No shares of preferred stock have been ever been issued. Preferred stock can thus be issued without the vote of the holders of common stock. Rights could be granted in the future to the holders of preferred stock which could reduce the attractiveness of Emission Differentials Ltd. as a potential takeover target, make the removal of management more difficult, or adversely impact the rights of holders of common stock.

Warrants
--------
The Warrants to purchase Common Stock at $0.05 per share will be issued in registered form pursuant to an agreement, dated the date of this Prospectus (the "Warrant Agency Agreement") between the Company and Interwest Transfer Co., Inc. 1981 East 4800 South, Suite 100, Salt Lake City, UT, 84117, (the "Warrant Agent"). The following discussion of certain terms and provisions of the Warrants is qualified in its entirety by reference to the detailed provision of the Statement of Rights, Terms and Conditions for the Warrants which forms a part of the Warrant Agreement. A form of the certificate representing the Warrants and a form of the Warrant Agreement have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

Each of the Warrants entitles the registered holder to purchase one share of the Company's Common Stock at a price of $0.05 per share subject to certain adjustments. The Warrants are entitled to the benefit of adjustments in their exercise prices and in the number of shares of Common Stock or other securities deliverable upon the exercise thereof in the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger.

The Warrants may be exercised at any time commencing from the date hereof and continuing thereafter until the closed of business one year from the date hereof, unless such period is extended by the Company. After the expiration date, Warrant holders shall have no further rights. Warrants may be exercised by surrendering the certificate evidencing such Warrants, with the form of election to purchase on the reverse side of such certificate properly completed and executed, together with payment of the exercise price and any transfer tax, to the Warrant Agent. If less than all of the Warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants. Payment of the exercise price may be made by cash, bank draft or official bank or certified check equal to the exercise price.

Warrant holders do not have any voting rights or any other rights as stockholders of the Company. The Company shall have the right to redeem the Warrants at any time prior to their conversion upon not fewer than sixty (60) days written notice to the Warrant holder. The Company may call either the Warrants in whole or in part, or may call varying parts of the Warrants at any one time. If a call is made in part, the Warrants called shall be determined by lot. The redemption price for the Warrants shall be $.0001 for each Warrant. The Warrants may only be redeemed by the Company at any time after the Common Stock of the Company publicly trades at a bid price above $.06 (subject to adjustment) for a period of ten (10) consecutive trading days. The Company shall request the Warrant Agent to provide written notice to the registered holders of the Warrants selected for redemption, giving the dates as of which such Warrants shall be deemed. The Warrants called for redemption shall not be exercisable after the redemption date. Payment of the Warrant price shall be made by check payable to the registered holder, thereof, on the books of the Warrant Agent. The foregoing notwithstanding, the Company may not call the Warrants at any time that a current registration statement under the Act is not then in effect.

The Warrant Agency Agreement permits the Company and the Warrant Agent, without the consent of Warrant holders, to supplement or amend the Warrant Agreement in order to cure any ambiguity, manifest error or other mistake, or to address other matters or questions arising thereunder that the Company and the Warrant Agent deem necessary or desirable and that do not adversely affect the interest of any Warrant holder. The Company and the Warrant Agent may also supplement or amend the Warrant Agreement in any other respect with the written consent of holders of not less than a majority in the number of the Warrants then outstanding; however, no such supplement or amendment may (i) make any modification of the terms upon which the Warrants are exercisable or may be redeemed; or (ii) reduce the percentage interest of the holders of the Warrants without the consent of each Warrant holder affected thereby.

In order for the holder to exercise a Warrant, there must be an effective registration statement, with a current prospectus, on file with the Securities and Exchange Commission covering the shares of Common Stock underlying the Warrant, and the issuance of such shares to the holder must be registered, qualified or exempt under the laws of the state or province in which the holder resides. The Company will use its best efforts to have all shares so registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, subject to the terms of the Warrant Agreement. See "Risk Factors - Necessity to Maintain Current Prospectus" and "State Blue Sky Registration Required to Exercise the Warrants."

No fractional shares will be issued upon exercise of the Warrants. However, if a Warrant holder exercises all Warrants then owned or record by him, the Company will pay to such Warrant holder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the Common stock on the last trading day prior to the exercise date.

DIVIDEND POLICY.
----------------

All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available and subordinate to the rights of the holders of loan or other financing documents. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

MISCELLANEOUS RIGHTS AND PROVISIONS.
------------------------------------

Holders of common stock have no cumulative voting rights, and no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding loan or financing documents.

The Penny Stock Rules
---------------------
Our securities may be considered a penny stock. Penny stocks are securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or quoted on the NASDAQ stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly statements must be sent disclosing recent price information on the limited market in penny stocks. The "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The penny stock restrictions will not apply to our securities when our market price is $5.00 or greater. The price of our securities may not reach or maintain a $5.00 price level.

Transfer Agent
--------------
The transfer agent for Emission Differentials Ltd.'s Common stock will be Interwest Transfer Co., Inc. 1981 East 4800 South, Suite 100, Salt Lake City, UT, 84117.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

The legality of the Shares of Common stock to be registered hereby will be passed upon for EDL by Michael J. Morrison, 1495 Ridgeview Drive, Suite 220, Reno, Nevada 89509, Tel: 775-827-6300 Fax: 775-827-6311. As of the date if this prospectus, Mr. Morrison does not own any shares of our common stock, nor will he receive any in the future or in connection with this offering.

The financial statements of Emission Differentials Ltd., for the period from April 20, 2004 (incorporation date) to April 30, 2004, and related notes included in the registration statement on Form F-1, of which this prospectus forms a part, have been audited by Bateman & Co., Inc., P.C. Independent Certified Public Accountants, and have been so included in reliance upon the opinion of such accountant given upon their authority as an expert in auditing and accounting. As of the date if this prospectus, neither Bateman & Co., Inc. nor its principals own any shares of our common stock nor will they receive any in the future in connection with this offering.


                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Alberta Corporate Law and the ByLaws of Emission Differentials Ltd. provide for indemnification of our directors and officers as follows:

Alberta Corporation Law
-----------------------
Under the Alberta Business Corporations Act (the "Act"), Emission Differentials Ltd. may indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his corporate role. The Act extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

Section 6 of Emission Differentials Ltd.'s Articles of Incorporation, as described above, provides for indemnification of its officers and directors to the fullest extent permitted by law.

Specifically, Section 6 of our By-laws provide for:

6.01 Conflict of Interest: A director or officer shall not be disqualified by his office, or be required to vacate his office, by reason only that he is a party to, or is a director or officer or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation or subsidiary thereof. Such a director or officer shall, however, disclose the nature and extent of his interest in the contract at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the Board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the Board or shareholders. Subject to the provisions of the Act, a director shall not by reason only of his office be accountable to the Corporation or to its shareholders for any profit or gain realized from such a contract or transaction, and such contract or transaction shall not be void or voidable by reason only of the director's interest therein, provided that the required declaration and disclosure of interest is properly made, the contract or transaction is approved by the directors or shareholders, and it is fair and reasonable to the Corporation at the time it was approved and, if required by the Act, the director refrains from voting as a director on the contract or transaction and absents himself from the director's meeting at which the contract is authorized or approved by the directors, except attendance for the purpose of being counted in the quorum.

6.02 Limitation of Liability: Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interest of the Corporation and exercise the care, diligence and skill that a reasonable and prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act of conformity, or for any loss, damage, or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Corporation shall be placed out or invested or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any monies, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the Board.

6.03 Indemnity: Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs, executors, administrators and other legal representatives, from and against,

         (a) any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office; and

         (b) all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Corporation, except where such liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation.

The Corporation shall also indemnify such persons in such other circumstances as the Act permits or requires. Nothing in this Section shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this Section.

6.04 Insurance: Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in the preceding section against any liability incurred by him in his capacity as a director or officer of the Corporation or of any body corporate where he acts or acted in that capacity at the Corporation's request.

No indemnification agreements have been entered into with officers and directors of EDL as of the date of this prospectus.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                 INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Information provided in this filing on Form F-1 may contain forward- looking statements that are not historical facts and information. These statements represent the Company's expectations or beliefs, including, but not limited to, statements concerning future and operating results, statements concerning industry performance, the Company's operations, economic performance, financial conditions, margins and growth in sales of the Company's products, capital expenditures, financing needs, as well as assumptions related to the foregoing. For this purpose, any statements contained in the F-1 filing that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based on current expectations and involve various risks and uncertainties that could cause actual results and outcomes for future periods to differ materially from any forward-looking statement or views expressed herein.

Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

The forward-looking statements included in this prospectus relate to, among others:

o        our goals and strategies;

o our future business development, financial condition and results of operations;

o projected revenues, profits, earnings and other estimated financial information;

o expected changes in our margins and certain cost or expense items as a percentage of our net revenues;

o        the outcome of ongoing, or any future, litigation or arbitration;

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, we cannot assure you that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.


                       ORGANIZATION WITHIN LAST FIVE YEARS

Emission Differentials Ltd. was formed as a 100% owned Alberta, Canada subsidiary of Puroil Technology on April 20, 2004. The company is registered as a trader with WWW.THECO2HUB.COM, an online trading centre for carbon dioxide, methane and emission credits.

Neither EDL, nor any of its affiliates, are affiliated with WWW.THECO2HUB.COM

James Durward is the sole officer and director of Puroil and may be deemed to the promoter of Emission Differentials Ltd. In the event that we are not able to obtain needed operating funds internally, our president, Mr. Durward, has committed to provide and/or arrange for such additional financial resources as may be required by Emission Differentials Ltd. in order for us to be able to continue to maintain our status as a public company over the two years following the completion of this Distribution.

In the event that the Company requires additional funding, Mr. Durward intends to attempt to raise such funding from third parties. Additional funding may be in the form of debt or equity and the amount and terms the debt and/or equity to be issued in connection with any such funding would be determined at the time of the funding. In the case of equity funding, there would be dilution to the shareholders, but the amount and effect of that dilution is impossible to determine at this time. In the event where Mr. Durward is unsuccessful at raising any required additional funding, he has committed to providing the needed fund personally, on terms to be negotiated on an arm's-length basis.

                             DESCRIPTION OF BUSINESS

All opinions within the following description are those of our management, which has formed opinion(s) from conducting Internet-based reviews of numerous emission-related web sites, some of which are as follow:

     www.natsource.com
     www.co2e.com
     http://www.ghgonline.org
     http://www.platts.com/Electric%20Power/Resources/News%20Features/emissions/
          kyoto.html
     http://www.cop3.org
     http://www.climatechange.gc.ca/english/
     http://www.co2e.com/images/cm/CO2e%20GHG%20Market%20Overview%202004.pdf

The Company relies heavily on readily available and updated research conducted by other companies in the ERC industry, such as are listed above, to develop its opinion as to the state of the trading markets and how ERC values are established. Our management's opinion, like any opinion, could be wrong, and is subject to change as the ERC industry evolves. Due to the voluminous amount of information involved in the background research conducted by management, the copyright aspects of such information, and the constantly changing nature of the materials, the actual reference materials are not set set forth in this registration statement, as management feels that such information could be confusing or misleading to investors.

HISTORY:

Emission Legislation Background
-------------------------------

In December 1997, representatives from Governments world-wide convened in Kyoto, Japan to discuss global warming and the so-called "greenhouse effect". Discussions centered on the science, the causes, and what could be done about it. The end result is what is now called the "Kyoto Accord", a proposal to reduce the emission of greenhouse gases to a level approximately 6% less than the level in 1990, by 2012 ("Kyoto"). Canada has committed to comply with the level of reductions agreed to in the Kyoto Protocol. This amounts to approximately 200 million tonnes of CO2 equivalent ("CO2e") reductions annually in Canada alone. Even without the USA, worldwide annual tonnage reduction obligations are believed to total in the billions of tonnes. (A tonne is a metric ton equal to 2204.6 pounds). With Russia, the last holdout standing in the way of worldwide implementation, confirming in May, 2004 its intention to ratify the Kyoto Protocol, the ratification has, we believe, become very likely.

While the United States has not ratified the Kyoto Protocol, the US is very active in emissions trading and pollution control.

Background
----------
Emission Differentials Ltd., initially a wholly-owned subsidiary of Puroil Technology Inc., plans to become a global consolidator, or "aggregator", of emission reduction credits ("ERC's") issued by regulatory authorities to companies or entities ("emitters") which generate and emit so-called "greenhouse gases", into the atmosphere. By reducing the levels of such emissions, emitters will be able to generate ERC's which could then be sold or traded to other emitters worldwide which may find it more economically feasible to purchase such ERC's from other emitters than to reduce emissions which they themselves produce.

We believe that the price of ERC's will escalate as emitters act to offset legislated emission reductions pursuant to the 1997 Kyoto Accord, or other similar emissions reduction legislation.

We believe this price increase will occur as emitters begin to compare the cost of internal emission reduction with the cost of purchasing ERC's. Based on our research, which could be wrong, we believe it is potentially less expensive to purchase ERC's than to practice internal reduction. Management believes that any potential increase in the value of ERC's is dependent upon the passage of Kyoto or some such similar legislation and that the passage of such legislation is not assured and may never occur.

To management's knowledge, there is no administrative or regulatory agency that regulates ERC's, but management is aware that Natural Resources Canada (http://www.nrcan-rncan.gc.ca/inter/index.html) monitors ERC's.

While a significant percentage of the emissions reductions are expected to be carried out internally by the emitting companies, there is expected to be huge growth in the trading of ERC's as emitters find it more cost effective to purchase ERC's than to deal with the reductions internally. We believe that even if the Kyoto Accord is not ratified, similar such legislation will go into effect and that trading in emission credits will be fundamental to any global emission reduction process.

EDL plans to negotiate purchase options on ERC's or potential ERC's and is developing a proprietary "swap" mechanism under which it plans to offer its securities in exchange for these ERC purchase options. We then plan to assemble large customized tonnage ERC option offerings for sale to large global emitters. Details of this mechanism are not disclosed herein for competitive reasons.

Based upon our assessment of the market, Kyoto ratification could imply a multi-billion dollar legislated wealth transfer before, during, and after the first compliance period of 2008-2012. We plan to position EDL as an attractive investment vehicle for those investors seeking to capitalize on this global emissions reduction compliance over the next decade. EDL plans to attempt to exploit opportunities worldwide.

PRESENT AND PROPOSED BUSINESS ACTIVITIES

Since our incorporation, we have concentrated our activities on putting into place the operating structure of our company and preparing this offering of our stock to the shareholders of Puroil Technology Inc., our parent company and sole shareholder. Concurrently, we are also investigating possible sources of ERC's for which we may be able to negotiate purchase options and have in our inventory for future dealings.

EDL plans to use its stock to buy emission reduction credits from smaller sellers, aggregate them, and then sell them at a profit to larger buyers. Essentially, EDL plans to act as a broker between small, unorganized sellers and large organized buyers. EDL expects to generate its profits from the spread between its costs of acquisition and packaging, and what it is able to sell the packaged credits for to the larger buyers.

No such ERC's have yet been acquired and there is no assurance that we will ever be successful in either acquiring any ERC's or being able to deal in them at a profit to EDL.

What ERC's are and how they are generated
-----------------------------------------
What we refer to as an ERC, is also being referred to by a variety of other names such as RMU (removal unit - these are "sinks" such as forestry regrowth), CER (certified emission reduction), ERU (emission reduction unit), Tonnes (tonnes of CO2 equivalent), VER's (verified emissions reductions), Allowances or Permits (amounts of emissions allowed by a domestic regulatory body). Allowances and Permits will be created by domestic regulation while the other types are Kyoto-type mechanisms.

Any product or process that absorbs carbon from the atmosphere, or causes a reduction in the amount of carbon dioxide being released into the atmosphere, has the potential of generating ERC's. This can be as simple as a program to turn off the lights at night, thereby reducing electricity demand and thereby reducing the amount of coal being burned, to as complex as electro-mechanically removing or "scrubbing" emissions from flue gas or injecting harmful emissions into subsurface geological formations. Any company that generates more ERC's than it can use internally may be able to sell excess ERC's to emitters that find it uneconomic to generate sufficient reductions internally. Because the atmosphere is a global transfer mechanism, ERC's generated anywhere in the world can be used anywhere in the world.

Because the economic structures of different countries throughout the world vary greatly, the cost of producing the same type of ERC can vary widely from country to country. This is the basis for the U.S. and Canadian concerns about ratifying the Kyoto Accord - that North American countries, with our high labor costs could not compete against a country such as India when it comes the generating low/no cost ERC's and that, therefore, there would be a flow of U.S. and Canadian dollars and jobs to countries with lower cost bases. While there are countless ways to generate ERC's, each type has a different desirability level and consequent value.

Why ERC's provide possible economic value
-----------------------------------------
The economic attractiveness of ERC's is that many emitters will find it cheaper to purchase ERC's than to reduce emissions internally. An example of this might be where a coal-fired electricity producer, such as TransAlta Corporation which is one of the largest Canadian emitters, is required to reduce CO2 emissions by one million tonnes annually. TransAlta has indicated that it could install electromechanical flue-gas scrubbers on its chimneys at a cost of $40-70 per tonne of CO2 for a total up-front cost of between $40 and $70 million. At the same time, say a combination of agricultural co-operatives produce three million tonnes of excess straw that they may burn off during the fall of each year. It is a scientific fact that approximately 41% of the volume of wheat straw is carbon, and when it is burned, approximately 95% of this carbon is converted to CO2. Simply by not burning the straw, approximately one million tonnes of carbon would NOT be released to the atmosphere and therefore, 1.17 million tonnes of Removal Unit ERC's may be created. These ERC's may fetch $1-$7 per tonne on the open market after Kyoto ratification. This has the potential to increase the farmers' income for no additional cost while at the same time reducing the cost to TransAlta, because it can purchase the ERC's for substantially less than it would cost to "scrub" the CO2 from their flue gas. In this way, the co-operatives and TransAlta would have formed a joint venture concerning their respective CO2 positions.

At present, there is little value in these ERC's but once Kyoto ratification or other such legislation occurs, values may increase significantly.

Reasons why an Originator might enter into this type of arrangement
-------------------------------------------------------------------

1. Increased Marketability:

Originators with less than 1 million tonnes of deliverable ERC's may find it difficult to market their ERC's. By combining numerous smaller tonnages into large tonnage packages, the marketability of the ERC's increases. Buyers will feel more comfortable dealing with a single point of contact rather than with having to source multiple ERC suppliers and then having to deal with multiple disparate contracts. The ability to deliver large tonnage is a distinct advantage that may manifest itself in price premiums that would not otherwise be available to small tonnage Originators.

2. Diversification:

Shares received in return for ERC's will represent multiple types and vintages of ERC's as EDL increases its inventory over time.

3. Simplicity:

Originators will not have to deal with multiple potential buyers with multiple different contract types. This will simplify the transaction while reducing hard costs.

4. Non-dilutive to other participant:

If EDL purchases ERC options which prove to be unsaleable, the shares issued for the unsalable ERC's are planned to be canceled and thus would not dilute the equity of those ERC Originators whose ERC's are saleable.

At the present time, it is anticipated that when an Originator accepts EDL shares in return for ERC options, the Originator must agree to deposit his shares in an escrow account, the terms of which are that the shares can only be released from the escrow account once the ERC options are sold or that the shares are cancelled if any remain in escrow at the end of the option term (expected to be an average of 5 years). Any shares released from the escrow agreement will be subject to Rule 144 sale restrictions, in the absence of a registration statement applicable to those shares. There is no known time frame for sale of ERC's or ERC options and it could be years before any ERC's or ERC options that EDL acquires, are sold.


5. Liquidity:

Originators who swap their ERC's for EDL shares can, in the event their shares are released from escrow and regulatory restrictions and the shares are listed on some trading mechanism, trade those released shares through the public market.

The shares are placed in escrow so that they cannot be sold until after the ERC's for which the shares were issued are sold. This mechanism is designed to protect our shareholders against share dilution by the issuance of shares for ERC's that prove to be unsaleable,

Current market size
-------------------
Under Kyoto, using a "business as usual" scenario, Canada, alone, will need products/processes that reduce CO2e by a projected 200 million tonnes annually (source: Climate Change Central). To put this in perspective, using the lower end of TransAlta flue gas scrub costs of $40/tonne (source: TransAlta) as a baseline, the gross amount in Canada could be $8 billion. Half of this cost may be expected to be reduced internally by energy saving methodologies and half may be expected to be sourced from the purchase of new processes/technologies or ERC trading.

Current market conditions
-------------------------
At the present time, based upon our research, we have found that buyers are generally not purchasing ERC's directly, rather they are purchasing ERC "options" in combination with the purchase of other energy saving products or processes. Buyers are seeking large tonnage (greater than 1 million tonnes annually) and need substantial comfort that the amount optioned will, in fact, be delivered.

The ERC valuation process
-------------------------
Based upon information currently available to us, it appears that it will typically require between one and six months of time and between $20,000 and $100,000 of expenditure to obtain the required third party engineering opinion regarding the status and value of specific ERC's to be traded. Such cost would normally be borne by the Originator or purchaser of the ERC's, unless otherwise specified or negotiated.

The ERC acquisition process
---------------------------
ERC's and ERC Options are purchased from "Originators". Originators are defined as those parties that produce a product or service that has the potential of generating ERC's. Originators can be located anywhere in the world. The Originator will option the subject ERC purchase rights to EDL.

Potential Buyers of ERC's
-------------------------
Based solely on our management's research, our opinion as to the potential buyers of ERC's is as follows: We believe that each industry which has calculated its internal reduction costs per tonne will be seeking ways to reduce these costs in the coming years. We expect that emitters will begin to purchase CO2e options in 2004-2005 for exercise during the 2008-2012 compliance period. We believe that the largest industrial emitters in Canada, are:

         1.  Electricity generation
         2.  Coal Mines
         3.  Refined Petroleum and Coal products
         4. Crude petroleum and natural gas 5. Primary steel 6. Iron mines

(Our opinionis based on the following source:
http://www.nrcan-rncan.gc.ca/lfeg-ggef/English/industry_en.htm)

These industries are also expected to be the main ERC buyers internationally.

Factors included in the determination of the value of ERC's are likely to, but not guaranteed to, include the cost of:

         Emission scrubbing - such as electromechanical, electrochemical and straight chemical flue gas scrubbers.

         Alternative Processes - such as fuel switching programs.

         Energy Consumption Reduction Technologies - such as fuel efficiency devices.

         Renewables - such as straw-fired burners, landfill gas conversion and biodiesel.

         RMU's - Removal Units - such as forestry and agricultural sinks, strawboard displacement of straw burning, and geological sequestration (earth burial of sources of CO2).

Sources for ERC Options
-----------------------
EDL plans to pursue ERC Options in the following fields:

         Emission scrubbing - such as electromechanical, electrochemical and straight chemical flue gas scrubbers.

         Alternative Processes - such as fuel switching programs.

         Energy Consumption Reduction Technologies - such as fuel efficiency devices.

         Renewables - such as straw-fired burners, landfill gas conversion and biodiesel.

         RMU's - Removal Units - such as forestry and agricultural sinks, strawboard displacement of straw burning, and geological sequestration (earth burial of sources of CO2).

How the values of ERC's are established
---------------------------------------
A number of factors are involved in determining and establishing values for ERC's. These include:

Country Risk - This relates to the real/perceived level of corruption in the various countries around the world. This is relevant because ERC's generated in a country with significant real/perceived corruption have a higher probability of being fraudulent and carry an increased risk of being nullified, creating significant problems for the purchaser.

Permanence - Permanence is a measure of the how well one type of emission reduction mechanism replaces another type. It quantifies the probability that something may occur in the future that would negatively affect the value of the ERC. Permanence also refers to whether the ERC is a "displacement" type or a "storage" type. Displacement types are considered to be more valuable because carbon conversion does not occur in the first place, while storage types are considered less valuable because their carbon will eventually be released to the air as the storage medium decays over time.

An example of a displacement type ERC is wind turbine power used to generate electricity, which displaces power generated by coal burning. A storage type ERC, on the other hand, would be something like wheat straw, which stores carbon as it grows and then releases it as it is burned or decays in the soil. Storage ERC's with long term storage capability (20+ years) are deemed more valuable than those with short-term (less than 10 years) storage capability. The Kyoto Protocol classifies storage types as "Removal Units" and this type is perceived as less valuable than displacement type ERC's.

For an example of how permanence comes into play, if ERC's have been created by growing trees in Central America (approx. 50% of a tree's mass is carbon extracted from CO2 in the air), and those ERC's have been sold to an emitter in Australia, and a forest fire then destroys the trees and re-releases the carbon to the air, the ERC's might be canceled forcing the Australian emitter to re-purchase additional ERC's to offset the loss. Since it takes a long time to grow trees, there is a higher leakage risk in these types of ERC's. ERC's with short exposure to destruction are generally more desirable. An example of very short exposure ERC's are those created by wind energy. As a wind turbine generates electricity the electricity is used in real-time. Electricity grids do not store power so each megawatt of wind electricity permanently displaces a megawatt of electricity generated by some other means. If the "other means" is coal-fired, a simple calculation quantifies the reduction in the amount of coal burned as a result of the wind electricity generation. In Western Canada, the generally accepted ratio is one megawatt of wind electricity equals one tonne of CO2 equivalent. Because the coal burning is displaced in real-time, there is no chance of future leakage. While wind-generated ERC's are very high quality, the generation of these types of ERC's is very capital intensive.

Cost Base - Cost is an important, and often ultimate, factor in determining the course of action to be taken regarding most business decisions. In the case of ERC's, the questions are: Does the ERC generation process create a product that can be sold to offset the cost of the ERC?; or, does a product cause an economic benefit, such as reduced fuel consumption, that can offset the cost of the product while producing ERC's? The best ERC's, from a logical business point of view, are those whose cost base is zero or negative.

Ease of Quantification - Favorable third-party engineering opinions are generally required prior to selling ERC's. The cost of the opinion will be related to the complexity of the quantification. Processes or products with known carbon volume and easily certifiable reductions are less expensive to quantify and more easily understood by the buyer.

Government Opinion - Prior to Kyoto, there is no formal government certification process, only a review process. This review is still valuable as it provides comfort to the buyer that the ERC has been fully researched and reviewed and that the reductions claimed have a valid basis in science.

Title - All parties to the emission reducing action need to sign off on the ERC's in order for the ERC's to be put into "good delivery". This is probably the most important factor as the risk of future claims must be eliminated up-front.

Vintage - This refers to the year in which the ERC was created. It is anticipated by those experts involved that an annual "balancing" will occur to help prevent double counting.

In summary, it appears that: Low Country risk + Low Cost Base + Ease of Quantification + Permanence + Favorable opinion + Clear Title + Applicable Vintage = most desirable ERC

Current ERC trading
-------------------
Based upon our research, we have found that there are currently hundreds of thousands of tonnes traded contractually worldwide. The largest established traders are NatSource (WWW.NATSOURCE.COM) and C02E.com (WWW.CO2E.COM). We believe that the fast-growing wind power industry worldwide is largely driven by demand for emissions reduction. In Canada, in 2001, wind-based ERC's traded at a calculated value of between $30 and $80. Two large Canadian buyers were the Government of Canada and the City of Calgary. As another Canadian example, according to their SD 2000 Report, TransAlta Corporation (www.transalta.com) had gross emissions of 38,424,000 CO2E tones (CO2E represents "carbon dioxide equivalents" which indicates that methane and nitrous oxide emissions are included along with CO2 emissions), primarily from burning coal. If the Canadian government enforces the Kyoto Protocol, and TransAlta must reduce its emissions by 13% by 2010, it will have to reduce its greenhouse gas emissions by 4,995,120 metric tonnes annually. There are three obvious actions which TransAlta could undertake to comply; TransAlta could shutdown a plant or plants, it could build new, cleaner running, generation facilities, or it could retrofit it operations and "scrub" its emissions to remove the CO2. What TransAlta, and numerous other companies have chosen to do is to take voluntary action before action is legislated and to use swap instruments such as "CO2 offsets" and "emissions credit trading". Carbon offsets refers to domestic or international actions, apart from normal operations, that reduce, absorb or avoid greenhouse gas emissions. These types of transactions are increasing in frequency as forward-looking companies prepare for Kyoto Protocol or other emissions reduction compliance. In 2000, TransAlta's emission reductions from purchased offsets equaled 1,774,000 tonnes of CO2e. The company made two groundbreaking emission trades. The first was the world's first trans-Atlantic trade with the German electric company Hamburg Electric. TransAlta purchased emission reductions for the equivalent of 24,000 tonnes of carbon dioxide. The second major trade was a 210,000-tonne CO2E emission reduction credit sale to U.S. integrated oil company Murphy Oil. In addition, TransAlta purchased renewable energy in Alberta through the Small Power Research and Development Act (SPRDA). Through this program, TransAlta has signed long-term power purchase contracts at legislated prices with a number of independent renewable energy providers. This power is resold to Alberta consumers. In 2000, TransAlta purchased 431,000-MWh of electricity through the SPRDA which offsets 431,000 tonnes of CO2."

Competition

Management knows of numerous direct competitors to the Company's business plan. There are numerous companies that trade in emissions credits, and the largest are NatSource PLC (www.natsouce.com) and CO2E.com (co2e.com). We believe that both of these companies are better established and better financed than EDL and are therefore in a better position to take advantage of the opportunities that may currently exist. There are also initiatives in place by the American Council for an Energy Efficient Economy (WWW.ACEEE.ORG/ENERGY/OBJATTRIB.HTM) and WWW.OZNET.KSU.EDU/CTEC/NEWSLETTER/03_04_03.HTM. Additionally, smaller competitors such as Blue Source, Inc. and AgCERT (WWW.AGCERT.COM) are active in the Company's proposed market are more fully developed than the Company.

The reason we believe that these competitors are better established and better financed than our Company is that they appear to have established business operations and further appear to be backed by substantial companies. We believe that we can compete in this environment because:

1. we are offering a unique mechanism by which small Originators may capitalize on the their ERC's; and 2. we are focusing on the small Originator, a market that we, based on our web-based research, believe the large companies do not service.


Following is an excerpt from Entergy Corporation (WWW.ENTERGY.COM) regarding Blue Source Inc.

"Entergy made a voluntary commitment in May 2001 to stabilize carbon dioxide emissions from its power plants at year 2000 levels through 2005. To support this goal, the company also dedicated $25 million in supplemental funding through a new Environmental Initiatives Fund to support and fund projects such as this carbon sequestration transaction with Blue Source.

"This is exactly the kind of project that Entergy looks to invest in with our Environmental Initiatives Fund monies. Credits from this emissions trade will be used to fulfill our voluntary CO2 stabilization commitment made in May of 2001," states Entergy's Vice President of Safety and Environment, Jim O'Brien. He continues, "This type of new emissions trade is not only contributing to overall environmental improvement, but also to the domestic energy supply."

Carbon dioxide emissions captured in geologic sequestration enables the recovery of petroleum reserves that would not typically be recovered by conventional means. "This is a win not only for the environment, but also for the economy and the nation," states Blue Source C.E.O., Bill Townsend. "Blue Source will create on public registries in 2003 alone over 7 million tonnes of this type of greenhouse gas emission reduction credit," he concluded.

Blue Source, the leading carbon dioxide emission reduction credit aggregator in North America, is assisting companies in the transportation, geologic sequestration, energy conservation and manufacturing sectors to identify and market high-quality greenhouse gas emission reductions. Presently, Blue Source has existing greenhouse gas emission reduction inventories exceeding 200 million tonnes through 2012.

Falcon Environmental Services, located in Houston, was instrumental in linking Entergy and Blue Source together in order to accomplish this transaction. Falcon focuses on the development of opportunities in greenhouse gas markets, gas storage, cushion gas and facilitation of market transactions around greenhouse gas sequestration in enhanced oil recovery. Falcon perceived this particular carbon sequestration opportunity to be a win-win situation for both Entergy and Blue Source and brought the two entities together in order to accomplish the transaction.

Entergy Corporation (WWW.ENTERGY.COM)is an integrated energy company engaged primarily in electric power production, retail distribution operations, energy marketing and trading, and gas transportation. Entergy owns and operates power plants with about 30,000 megawatts of electric generating capacity, and it is the second-largest nuclear generator in the United States. Entergy delivers electricity to 2.6 million utility customers in Arkansas, Louisiana, Mississippi, and Texas. Through Entergy-Koch, LP, it is also a leading provider of wholesale energy marketing and trading services, as well as an operator of natural gas pipeline and storage facilities. Entergy has annual revenues of over $8 billion and more than 15,000 employees."

It is also possible that a competitor could copy the EDL business plan. We do, however, believe that the potential market is large enough that we should have an opportunity to participate in it to some extent, in the future, and hopefully to be able to generate profits, in the process of doing so. We must caution, however, that there is no assurance that we will, in fact, be able to compete profitably in this market. It may well turn out that the market becomes so competitive at some point in the future that there may be little if any profit for any participants such as EDL.

Government Regulation
---------------------
We are subject to regulation under various federal, state, provincial and local laws relating to employee safety and health, and to the generation, storage, transportation, disposal and emission into the environment of hazardous substances. Although we are not engaged in a business where most of these laws and regulations would have a direct impact upon us, we believe that we are in material compliance with such laws and regulations. Although compliance with such laws and regulations in the future may entail additional capital expenditures, and although we do not anticipate that such expenditures will be material, we could be wrong in this assessment, which may cause an increased financial burden on the Company. The amount of such burden and its effect on the Company cannot, in management's opinion, be determined or calculated at this time.

Our Research and Development
----------------------------
We are not currently conducting any research and development activities, other than planning the development of our website. We do not anticipate conducting such activities in the near future.

Our Intellectual Property
-------------------------
We do not presently own any patents, trademarks, licenses, concessions or royalties. Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain possible protection for our business models and processes, and operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that

    o    these agreements will not be breached;
    o    we would have adequate remedies for any breach; or
    o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of our services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

Employees
---------
As of the date of this prospectus, EDL plans to hire a part time administrator for approximately 15 hours per week to perform sales and administration tasks. All other activities are carried out by the officers and directors who provide their services at no cost to the Company until such time as EDL can afford to pay for said services.

EDL expects to begin paying for management services once the Company generates revenues and has sufficient cash reserves, in management's sole discretion, based on the fair market value of the services.

There is no accrual or back pay allowance.

Off Balance Sheet Arrangements
------------------------------
The Company has no off balance sheet arrangements.

           MANAGEMENT'S DISCUSSIONS AND ANALYSIS OR PLAN OF OPERATION

Emission Differentials Ltd. has sufficient cash resources to operate at the present level of expenditure for the next twelve months. Depending upon a variety of factors which may effect our business plan and expected operations, we may seek to raise additional capital in the future either through debt, equity or a combination of both. No assurances can be given that such efforts will be successful. We have no specific plans at present for raising additional capital other than through the possible exercise of Warrants which are part of this Registration. Our president has agreed to provide or arrange for any capital needed to assure our ability to operate as a public company in the foreseeable future.

This agreement is contractual in nature and is legally binding. However, because Mr. Durward effectively controls our Company, it is unlikely that he would force the Company to collect from himself if he chose not to provide or arrange any necessary funds contemplated in the agreement.

The Company is aware of the time and expense involved in the Registration process required for this Distribution and does not intend to increase its operations and monthly expense burden, beyond what is disclosed below, until after this Registration Statement becomes effective. There are no commitments that are reasonably likely to affect liquidity in a material way.

The Company has no material commitments for capital expenditures and no contractual obligations.

The following is the history and projected future activities of the company in milestone format.

Milestone:
----------
1. Development of the concept and preliminary planning for entering into the ERC trading business was completed in early 2004 by the management of Puroil/EDL.

Concurrent with the concept development process, our management wrote our business plan and arranged for the preparation of this registration statement.

2. EDL was incorporated on April 20, 2004 as a wholly owned subsidiary of Puroil and funded for initial operations and the completion of this Distribution.

3. An internal market study is planned for Fall of 2004. This study is expected to include reviews of relevant web sites, and potentially, some telephone conversations with relevant industry parties, for updates on current transactional mechanisms, ERC pricing, new regulatory issues, new financings within the ERC industry, and the ERC industry in general.

4. Development of a target ERC source list is planned for September, 2004. Estimated cost $1,000 (mainly for telephone queries).

The ERC source list is a listing of companies that may be ERC Originators by virtue of their emission-generating operations.

5. Initial ERC location and marketing is planned for the September-December, 2004 period.

During this period, we expect to seek to locate numerous Originators and attempt to purchase ERC's or ERC options from them. We then anticipate we will be able to aggregate the ERC's and/or ERC options into a larger combined offer and sell that offering, in return for cash, to a large emitter who is in need of ERC's or ERC options.

Estimated cost $5,000.

This cost is allocated to web site development, telephone calls, and contract generation.

This milestone should mark the first revenues for EDL. Depending on the success of the location and marketing efforts, EDL may need to obtain addition capital from loans or sale of additional equity.

In the next twelve months, EDL will pursue arrangements for the quotation of its securities on the NASD OTC Bulletin Board, the establishment of its stated business operations and personnel, and the location and marketing of the initial ERC project.

If these objectives are met then EDL expects to operate profitably without raising further cash equity by using funds we anticipate we will receive from the sale of ERC's or ERC options, which ERC's or ERC options have been, and are expected to continue to be, received in return for EDL shares, and by seeking to keep expenses below the revenues anticipated as a result of our meeting these objectives.

                             DESCRIPTION OF PROPERTY

Emission Differentials Ltd. owns no property and requires no physical space at this time. The Company anticipates paying not more than $300 per month at such time as our cash reserves position, in the President's sole discretion, are available to pay such amount.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 20, 2004, Emission Differentials Ltd. sold 18,000,000 shares of common stock to Puroil Technology Inc. at $0.0022 per share for a total of $40,000, and issued 6,000,000 Warrants to purchase 3,000,000 shares of common stock at $.05 per share.

Puroil Technology Inc. ("Puroil") is an Oregon-based venture capital company that was formed on March 8, 1988. Puroil remained inactive until all of its 3,000,000 shares of Common Stock were purchased by James Durward, our President, on March 29, 2002, for the sum total of US$10.00. James Durward became the President, Secretary, and sole Director of Puroil on that date. On November 13, 2003, Puroil amended its Articles of Incorporation to allow issuance of up to 100,000,000 shares of $0.001 par value Common stock and up to 100,000,000 shares of Preferred Stock issuable in multiple series. On December 12, 2003, James Durward gifted 248,000 (8.3%)of his 3,000,000 Puroil Common shares to 103 shareholders, of which 2 shareholders are American citizens and 101 are Canadian citizens. It is Puroil's intention to continue to provide initial funding to a series of start-up companies and to assist those companies with the preparation and filing of registration statements to allow future access to public financing markets and public trading of those companies registered securities, as well as assist with general management services during the start-up phase. Generally, Puroil intends to seek out qualified personnel that can manage its target companies and to assist in funding activities for all of its target companies. In the case of Emission Differentials, Mr. Durward provided the business concept and wrote the business plan and will provide ongoing management services as detailed elsewhere in this prospectus. It is Puroil's intention to use a separate class of preferred shares for each start-up funding and Puroil requires that each purchaser of any class of Puroil preferred shares be either a close friend or business associate of Mr. Durward, or an accredited investor. In some cases, some of the preferred shareholders could be preferred shareholders in more than one startup financing and some preferred shareholders may also be holders of Puroil Common Stock. It is Puroil's further intention to distribute, via dividend, all registered shares, to all of its shareholders, with the preferred shares receiving a preferential percentage of the dividend distribution. The ratio of the distribution of the registered shares between the relevant class of Puroil preferred and Puroil Common stock is determined by arm's-length negotiation between Mr. Durward and the relevant class of preferred shareholders on a deal-by-deal basis. Once the contemplated distribution-by-dividend is completed, the relevant shares of a class of preferred shares are retained by the holders. The Puroil common shares also are retained by the holders. Puroil is currently funding three start-up companies, two of which, those two being LogSearch,Inc., formed in Nevada on March 2, 2004, which is represented by Class B preferred shares, and Emission Differentials, this Company, which is represented by Class A preferred shares, have filed registration statements with the Securities and Exchange Commission. The other company, Panoshan Marketing Corp., formed on April 28, 2004, which is represented by Class C preferred shares, is in the process of preparing its registration statement and plans to file a registration statement in due course.

In the case of LogSearch, Inc., the Puroil Class B preferred shareholders provided US$60,000 of the US$80,000 in startup capital, with the remaining US$20,000 being provided by the LogSearch parent company, Unitech Energy Corp. Mr. Durward is the President and a Director of Unitech.

There are no agreements that specify any minimum time allocation or responsibility that Puroil or Mr. Durward must supply to the management of EDL affairs and EDL relies solely on Mr. Durward to determine the necessary time required and when that time is required. Puroil has no commitment to provide additional capital to EDL and EDL is free to pursue funding from sources other than Puroil.

This sale was exempt from registration under the Securities Act of 1933 as amended in reliance on Section 4(2) for sales not involving a public offering.

The ratio of EDL common stock received by the Puroil common stock shareholders and the Puroil Preferred A shareholders resulted from an arm's-length negotiation between James Durward and the Puroil Class A Preferred shareholders.

There are eight (8) Puroil Preferred A shareholders as follow:

--------------------------------------------------------------------------------
                                                       PUROIL
                                                       PREFERRED      EDL
LAST NAME           FIRST NAME                 PAID    CLASS A        COMMON
--------------------------------------------------------------------------------
Rix                 Gordon                     $5,000    125          675,000
Martens             Eric                       $4,000    100          540,000
Bryska              Haley                      $4,000    100          540,000
Valhovic            Milic                      $5,000    125          675,000
Warness             Dr. Stajen                 $6,000    150          810,000
Schaper             Christa                    $5,000    125          675,000
Graham              Richard                    $5,000    125          675,000
Albery              Malcolm                    $6,000    150          810,000

TOTALS                                        $40,000   1000         5,400,000
-------------


             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

There is not now, nor has there ever been a public trading market for our common stock, nor a trading symbol. We will use our best efforts to seek an NASD member broker-dealer firm to become our market maker so that our Common Stock may be traded on either the OTC Bulletin Board or the Pink Sheets.

As of July 31, 2004, we had 18,000,000 shares of Common Stock and 6,000,000 common stock purchase Warrants outstanding held by a single stockholder, our parent company, Puroil Technology Inc. We believe that the 12,000,000 shares held by Puroil, upon completion of this distribution, will be subject to Rule 144 of the Securities Act.

We have not paid any cash dividends and we do not expect to declare or pay any cash dividends in the foreseeable future. Payment of any cash dividends will depend upon our future earnings, if any, our financial condition, and other factors as deemed relevant by the Board of Directors. We have no outstanding options, warrants, convertible securities or convertible debt.

                        SHARES ELIGIBLE FOR FUTURE SALE.

The 6,000,000 shares of common stock registered in this offering and the 3,000,000 shares reserved for issuance upon exercise of the 6,000,000 Warrants registered hereunder will be freely tradable without restrictions under the Securities Act. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. The entire 18,000,000 of our outstanding shares are held by Puroil, of which 6,000,000 shares are being registered in this registration statement. None of these shares have been held for over one year.

In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

The 12,000,000 outstanding restricted securities held by Puroil, the sole, principal and controlling shareholder of EDL, after this registration and Distribution, are subject to the sale limitations imposed by Rule 144. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

                             EXECUTIVE COMPENSATION

Executive Compensation
----------------------
At present, Emission Differentials Ltd. is operated by its Executive Officers and Directors at no fixed compensation, and no compensation has been paid or accrued or earned to date. Executive Officers and Directors are contributing their services during the earliest phase of development of the Company without any compensation commitments of any kind.

No Executive Officer or Director is expected to earn in excess of $50,000 in the near future.

Emission Differentials Ltd. has no pension or profit sharing plan. Emission Differentials Ltd. may change or increase salaries as our profits and cash flow allow; however, there are no present plans to do so.

Outstanding Stock Options
-------------------------
We have not granted any options to purchase common stock and we do not have any outstanding options to purchase common stock.

Compensation of Directors
-------------------------
Our directors do not receive cash compensation for their services as directors or members of committees of the Board of Directors.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in, nor have we had any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure with our accountants, Bateman & Co., Inc., P.C., since the formation of our company on April 20, 2004, and none are anticipated in the foreseeable future.

DEALER PROSPECTUS DELIVERY REQUIREMENT

Until __________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form F-1 under the Securities Act covering the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, omits some of the information described in the registration statement under the rules and regulations of the Commission. For further information on Emission Differentials Ltd. and the common stock offered by this prospectus, please refer to the registration statement and the attached exhibits. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete, and in each instance, reference is made to the copy filed as an exhibit to the registration statement; each of these statements is qualified in all respects by that reference. The registration statement and exhibits can be inspected and copied at the public reference section at the Commission's principal office, 450 5th Street, N.W. Judiciary Plaza, Washington, D.C. 20549 and through the Commission's Web site (http://www.sec.gov). Copies may be obtained from the commission's principal office upon payment of the fees prescribed by the Commission.

Upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings, including the registration statements and other information, may also be inspected at the offices of the Nasdaq National Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006, once we have obtained a quotation on the OTC Bulletin Board market, of which there can be no assurance.

                              (OUTSIDE BACK COVER)


================================================================================


                                6,000,000 Shares
                                  Common Stock

                               6,000,000 Warrants

                                3,000,000 shares
                                  Common Stock
                        Underlying the 6,000,000 Warrants


                           EMISSION DIFFERENTIALS LTD.






                                 --------------
                                   PROSPECTUS
                                 --------------



                                 August __, 2004

================================================================================

                  PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


                      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The ByLaws of Emission Differentials Ltd. provide for indemnification of our directors and officers as follows:

The Province of Alberta law and our By-Laws provide that we may indemnify our officers and directors against losses or liabilities which arise in their corporate capacity. The effect of these provisions could be to dissuade lawsuits against our officers and directors.

Specifically, Section 6 of our By-laws provide for:

6.01 Conflict of Interest: A director or officer shall not be disqualified by his office, or be required to vacate his office, by reason only that he is a party to, or is a director or officer or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation or subsidiary thereof. Such a director or officer shall, however, disclose the nature and extent of his interest in the contract at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the Board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the Board or shareholders. Subject to the provisions of the Act, a director shall not by reason only of his office be accountable to the Corporation or to its shareholders for any profit or gain realized from such a contract or transaction, and such contract or transaction shall not be void or voidable by reason only of the director's interest therein, provided that the required declaration and disclosure of interest is properly made, the contract or transaction is approved by the directors or shareholders, and it is fair and reasonable to the Corporation at the time it was approved and, if required by the Act, the director refrains from voting as a director on the contract or transaction and absents himself from the director's meeting at which the contract is authorized or approved by the directors, except attendance for the purpose of being counted in the quorum.

6.02 Limitation of Liability: Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interest of the Corporation and exercise the care, diligence and skill that a reasonable and prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act of conformity, or for any loss, damage, or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Corporation shall be placed out or invested or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any monies, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the Board.

6.03 Indemnity: Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs, executors, administrators and other legal representatives, from and against,

         (a) any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office; and

         (b) all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Corporation, except where such liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation.

The Corporation shall also indemnify such persons in such other circumstances as the Act permits or requires. Nothing in this Section shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this Section.

6.04 Insurance: Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in the preceding section against any liability incurred by him in his capacity as a director or officer of the Corporation or of any body corporate where he acts or acted in that capacity at the Corporation's request.

The Company has not provided any indemnification for its Directors and Officers at this time.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

We will pay all expenses in connection with the registration and distribution of the common stock by the controlling shareholder. The estimated expenses of issuance and distribution are set forth below.

     =======================================   =============    =========
     Registration Fees                         Approximately    $   25.00
     Transfer Agent Fees                       Approximately       700.00
     Costs of Printing and Engraving           Approximately       500.00
     Costs of Administration and Preparation   Approximately         0.00
     Legal Fees                                Approximately     5,000.00
     Miscellaneous Costs and Contingencies     Approximately     1,175.00
     Accounting Fees                           Approximately    $4,600.00
                                               --------------------------
        TOTAL                                  Approximately    12,000.00
     =======================================   =============    =========


                    RECENT SALES OF UNREGISTERED SECURITIES.

There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

On April 20, 2004 Emission Differentials Ltd. sold 18,000,000 shares of common stock to Puroil Technology Inc. at $0.0022 per share for a total of $40,000, plus 6,000,000 common stock purchase Warrants. These sales were exempt from registration under the Securities Act of 1933 as amended in reliance on Section 4(2) for sales not involving a public offering.

Exhibits.
---------

Copies of the following documents are filed with this Registration Statement as exhibits:

Exhibit No.
-----------

   3.1            Articles of Incorporation*
                  (Charter Document)

   3.2            Bylaws*

   4.1            Common Share Certificate*

   4.2            Warrant Certificate

   5.             Opinion Re: Legality (Amended)

  10.             Commitment to Provide Financing to Emission Differentials Ltd.
                  as Required for Ongoing Operations by James Durward*

  23.1            Consent of Auditors*

                  Consent of Counsel*

* Incorporated by reference to original F-1 filed June 4, 2004.

**Included in Exhibit 5.


Undertakings.
-------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES
                                   ----------

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form F-1 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Calgary, Alberta, Canada on August 6, 2004.

                                            Emission Differentials Ltd.,
                                            an Alberta corporation

                                            By:   /s/ James Durward
                                                  ------------------------------
                                                  James Durward

                                            Its:  President and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement on Form F-1 was signed on this 6th day of August, 2004, the following persons in the capacities and on the dates stated:


/s/ James Durward                                         August 6, 2004
-------------------------------------------------
James Durward, President, Chief Financial Officer
Principal Accounting Officer and Director


/s/ Ryan Sayers                                           August 6, 2004
-------------------------------------------------
Ryan Sayers, Secretary and Director


           SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

       Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Emission Differentials, Ltd., has signed this registration statement in Reno, Nevada, on August 6, 2004.


                                              Michael J. Morrison, Chtd.

                                              By:  /s/ Michael J. Morrison
                                                 -------------------------------
                                              Name: Michael J. Morrison
                                              Title: Attorney

                                                                EMISSION DIFFERENTIALS, LTD.
                                                            (A DEVELOPMENT STAGE ENTERPRISE)
                                                               INDEX TO FINANCIAL STATEMENTS
                                                                              APRIL 30, 2004
--------------------------------------------------------------------------------------------
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                                      F-2

BALANCE SHEET -
    April 30, 2004                                                                      F-3

STATEMENT OF INCOME (LOSS):
    For the period from inception, April 20, 2004, through April 30, 2004               F-4

STATEMENT OF STOCKHOLDERS' EQUITY:
    For the period from inception, April 20, 2004, through April 30, 2004               F-5

STATEMENT OF CASH FLOWS:
    For the period from inception, April 20, 2004, through April 30, 2004               F-6

NOTES TO FINANCIAL STATEMENTS:
    April 30, 2004                                                                      F-7


                                            F-1

                        [LOGO] BATEMAN & CO., INC., P.C.
                          Certified Public Accountants

                                                         5 Briardale Court
                                                     Houston, Texas 77027-2904
                                                          (713) 552-9800 FAX
                                                        (713) 552-9700
                                                      www.batemanhouston.com


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To The Board of Directors and Stockholders
Of Emission Differentials, Ltd.

We have audited the accompanying balance sheet of Emission Differentials, Ltd. (an Alberta, Canada corporation and a development stage enterprise) as of April 30, 2004, and the related statements of income (loss), stockholder's equity, and cash flows from inception, April 20, 2004 through April 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Emission Differentials, Ltd. (a development stage enterprise) as of April 30, 2004, and the results of its operations and its cash flows from inception, April 20, 2004 through April 30, 2004, in conformity with accounting principles generally accepted in the United States of America.


                                                  /S/ BATEMAN & CO., INC., P.C.
                                                  -----------------------------
                                                  BATEMAN & CO., INC., P.C.

Houston, Texas
May 21, 2004


                                     Member
               INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS
                  Offices in Principal Cities Around The World

                                                    EMISSION DIFFERENTIALS, LTD.
                                                (A DEVELOPMENT STAGE ENTERPRISE)
                                                                   BALANCE SHEET
                                                                  APRIL 30, 2004
--------------------------------------------------------------------------------


ASSETS
  Current assets:
    Cash and cash equivalents                                      $     40,000
                                                                   -------------
      Total current assets                                               40,000
                                                                   -------------
      Total assets                                                 $     40,000
                                                                   =============


LIABILITIES
  Current liabilities:
    Accounts payable and accrued expenses                          $        230
                                                                   -------------
      Total current liabilities                                             230
                                                                   -------------
      Total liabilities                                                     230
                                                                   -------------

STOCKHOLDER'S EQUITY
  Common stock, Class "A", no par value, unlimited authorized,
     18,000,000 shares issued and outstanding                            40,000
  Deficit accumulated during the development stage                         (230)
                                                                   -------------
      Total stockholder's equity                                         39,770
                                                                   -------------
      Total liabilities and stockholder's equity                   $     40,000
                                                                   =============

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                                                    EMISSION DIFFERENTIALS, LTD.
                                                (A DEVELOPMENT STAGE ENTERPRISE)
              STATEMENT OF INCOME (LOSS) FROM INCEPTION, APRIL 20, 2004, THROUGH
                                                                  APRIL 30, 2004
--------------------------------------------------------------------------------


Revenues                                                          $          --
                                                                  --------------

General and administrative expenses                                         230
                                                                  --------------
    Total operating expenses                                                230
                                                                  --------------
    Income (loss) from operations                                          (230)
                                                                  --------------

Other income (expense):                                                      --
                                                                  --------------
    Income (loss) before taxes                                             (230)

Provision (credit) for taxes on income:                                      --
                                                                  --------------
    Net income (loss)                                             $        (230)
                                                                  ==============


Basic earnings (loss) per common share                            $          --
                                                                  ==============

Weighted average number of shares outstanding                        18,000,000
                                                                  ==============

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                                                                            EMISSION DIFFERENTIALS, LTD.
                                                                        (A DEVELOPMENT STAGE ENTERPRISE)
                                             STATEMENT OF INCOME FROM INCEPTION, APRIL 20, 2004, THROUGH
                                                                                          APRIL 30, 2004
--------------------------------------------------------------------------------------------------------

                                                                            Deficit
                                                                          Accumulated
                                                                          During the
                                                Common Stock              Development
                                           Shares           Amount           Stage             Total
                                        ------------     ------------     ------------     -------------

Inception, April 20, 2004                        --      $        --      $        --      $        --
Shares issued for cash                   18,000,000           40,000               --           40,000
Development stage net income (loss)              --               --             (230)            (230)
                                        ------------     ------------     ------------     -------------
Balances, April 30, 2004                 18,000,000      $    40,000      $      (230)     $    39,770
                                        ============     ============     ============     ============

                    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                                                  F-5

                                                    EMISSION DIFFERENTIALS, LTD.
                                                (A DEVELOPMENT STAGE ENTERPRISE)
                 STATEMENT OF CASH FLOWS FROM INCEPTION, APRIL 20, 2004, THROUGH
                                                                  APRIL 30, 2004
--------------------------------------------------------------------------------


Cash flows from operating activities:
 Net income (loss)                                                $        (230)
 Adjustments to reconcile net income (loss) to cash
    provided (used) by development stage activities:
    Changes in current assets and liabilities:
      Accounts payable and accrued expenses                                 230

                                                                  --------------
      Net cash flows from operating activities                               --
                                                                  --------------

Cash flows from investing activities: --
                                                                  --------------

Cash flows from financing activities:
  Proceeds from sale of common stock                                     40,000
                                                                  --------------
      Net cash flows from financing activities                           40,000
                                                                  --------------
      Net cash flows                                                     40,000

Cash and equivalents, beginning of period                                    --
                                                                  --------------
Cash and equivalents, end of period                               $      40,000
                                                                  ==============

Supplemental cash flow disclosures:
  Cash paid for interest                                          $          --
  Cash paid for income taxes                                                 --

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                                                    EMISSION DIFFERENTIALS, LTD.
                                                (A DEVELOPMENT STAGE ENTERPRISE)
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                  APRIL 30, 2004
--------------------------------------------------------------------------------


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: Following is a summary of our organization and significant accounting policies:

         ORGANIZATION AND NATURE OF BUSINESS - Emission Differentials, Ltd. (identified in these footnotes as "we" or the Company) is an Alberta, Canada corporation incorporated on April 20, 2004. We are currently based in Calgary, Alberta, Canada, We intend to use an April 30 fiscal year for financial reporting purposes.

         We are wholly owned by Puroil Technology, Inc. of Calgary, Alberta, Canada.

         Our intent is to become a global consolidator, or "aggregator", of emission reduction credits ("ERC's") issued to companies or entities ("emitters") which generate and emit so-called "greenhouse gases" into the atmosphere.

         To date, our activities have been limited to formation, the raising of equity capital, and the development of a business plan. We have engaged an attorney to assist us in registering securities for trading by filing with the U.S. Securities and Exchange Commission. In the current development stage, we anticipate incurring operating losses as we implements our business plan.

         BASIS OF PRESENTATION - The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises.

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS - For purposes of the statement of cash flows, we consider all cash in banks, cash funds held in trust, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

         FAIR VALUE OF FINANCIAL INSTRUMENTS AND DERIVATIVE FINANCIAL INSTRUMENTS - We have adopted Statement of Financial Accounting Standards number 119, DISCLOSURE ABOUT DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS. The carrying amounts of cash, receivables, and current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of our foreign exchange, commodity price or interest rate market risks.

         FEDERAL INCOME TAXES - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Statement of Financial Accounting Standards number 109 ACCOUNTING FOR INCOME TAXES, which requires the use of the asset/liability method of accounting for income taxes. Deferred income

                                                    EMISSION DIFFERENTIALS, LTD.
                                                (A DEVELOPMENT STAGE ENTERPRISE)
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                  APRIL 30, 2004
--------------------------------------------------------------------------------


         taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

         NET INCOME PER SHARE OF COMMON STOCK - We have adopted FASB Statement Number 128, EARNINGS PER SHARE, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. During the periods presented, we did not have a complex capital structure requiring the computation of diluted earnings per share.

NOTE 2 - FUTURE OPERATIONS:
At April 30, 2004, we were not currently engaged in an operating business and expect to incur development stage operating losses for the next year to eighteen months. We intend to rely on our officers and directors to perform essential functions without compensation until a business operation can be commenced. Management believes we have sufficient capital to implement our business plan and to complete a stock offering (see Note 3 below), and thus will continue as a going concern during this period while the plans are implemented.

NOTE 3 - COMMITMENTS:
We have engaged an attorney to assist us in filing a registration statement with the U.S. Securities and Exchange Commission to allow us to offer stock for sale to the public. We believe that doing this will enable us to raise the capital necessary to implement our business plan. Our attorney has agreed to perform the services necessary to file Form SB-2 for a flat fee of $15,000.

These costs will be deferred until the stock offering is completed, at which time they will be charged against the proceeds of the stock offering.

The agreed upon fee is payable in installments as specified events occur during the filing process.

NOTE 4 - FEDERAL INCOME TAX:
We follow Statement of Financial Accounting Standards Number 109 (SFAS 109), ACCOUNTING FOR INCOME TAXES. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and
(b) net operating loss carryforwards. No net provision for Federal income tax has been made in the accompanying statement of income (loss) because taxable income to date is nil.

                                                    EMISSION DIFFERENTIALS, LTD.
                                                (A DEVELOPMENT STAGE ENTERPRISE)
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                  APRIL 30, 2004
--------------------------------------------------------------------------------


NOTE 5 - ISSUANCE OF SHARES:
As of April 30, 2004, the Company had issued shares of its $.001 par value common stock as follows:

                                                         PRICE PER
         DATE         DESCRIPTION            SHARES        SHARE       AMOUNT
      ---------- ------------------------ ------------- ----------- ------------

      04/20/04   Shares issued for cash     18,000,000     $.00222     $40,000
                                          -------------             ------------
      04/30/04   CUMULATIVE TOTALS          18,000,000                 $40,000
                                          =============             ============

NOTE 6 - NEW ACCOUNTING PRONOUNCEMENTS:

The following recent accounting pronouncements:

o        FASB Statements
         o Number 145, RESCISSION OF FASB STATEMENTS NO. 4, 44, AND 64, AMENDMENT OF FASB STATEMENT NO. 13, AND TECHNICAL CORRECTIONS
         o Number 146, ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES,
         o Number 147, ACQUISITIONS OF CERTAIN FINANCIAL INSTITUTIONS - AN AMENDMENT OF FASB STATEMENTS NO. 72 AND 144 AND FASB INTERPRETATION NO. 9,
         o Number 148, ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE - AN AMENDMENT OF FASB STATEMENT NO. 123,
         o Number 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INVESTMENTS AND HEDGING ACTIVITIES,
         o Number 150, FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY,

o        and FASB Interpretations
         o Number 45, GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF OTHERS - AND INTERPRETATION OF FASB STATEMENTS NO. 5, 57, AND 107 AND RESCISSION OF FASB INTERPRETATION NO. 34
         o Number 46, CONSOLIDATION OF VARIABLE INTEREST ENTITIES - AN INTERPRETATION OF ARB NO. 51

are not currently expected to have a material effect on our financial
Statements.